Exhibit 99.6

Estimates

Fiscal Year Ending March 31, 2024

BRITISH COLUMBIA

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Estimates

Fiscal Year Ending March 31, 2024

British Columbia Cataloguing in Publication Data

British Columbia.

Estimates, fiscal year ending March 31. — 1983 —

Annual.

Continues: British Columbia. Ministry of

Finance.

Estimates of revenue and expenditure. ISSN

0707-3046

Vols. for 1983 — have suppl.

Imprint varies: Ministry of Finance, 1983-1987;

Ministry of Finance and Corporate Relations,

1988-

ISSN 0712-45975=Estimates — Province of

British Columbia

1. British Columbia —  Appropriations and

expenditures — Periodicals.2.Budget — British

Columbia —

Periodicals. I. British Columbia. Ministry of

Finance. II. British Columbia. Ministry of

Finance and Corporate Relations. III. Title.

HJ13.B742          354.7110072’225

Rev. Mar. 1987

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INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act and the timing of their presentation is outlined in section 6.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the Consolidated Revenue Fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2023/24. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and updated forecast information for the 2022/23 fiscal year for comparative purposes.

For core government – viz. the CRF – the Estimates form the basis for annual appropriations approved by the Legislature for both operating and financing transactions upon the enactment of a Supply Act.

The General Fund is the main operating fund within the CRF and includes a number of Special Accounts where the statutory authority for expenditures is derived from statutes other than a Supply Act.

The BC Prosperity Fund is a special fund whose general purpose is to set aside portions of government’s annual surplus as a long-term legacy intended to help eliminate taxpayer-supported debt of the government reporting entity over time; improves the cost of living for families; makes investments in health care, education, transportation, and other priorities; and provides a permanent legacy endowment that provides future benefits to British Columbia. The BC Prosperity Fund will earn and retain investment earnings to be used for these purposes.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and statutory appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget website at https://www.bcbudget.gov.bc.ca/.

The 2023/24 Estimates are composed of three separate sections:

1.	Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated General Fund appropriations.

2.	Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the General Fund arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by core businesses and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.	Summary — summarizes total voted and statutory expense, capital, and other financing transactions.

2.	Summary by Core Business — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.	Vote and Statutory Appropriations Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.	Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.	Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.	Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2022/23 main Estimates to the restated 2022/23 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; a summary of financing transactions for capital expenditures; a summary of financing transactions for loans, investments and other requirements; a summary of financing transactions for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result, including segmented results for both the General Fund and the BC Prosperity Fund; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

 v

EXPLANATORY NOTES

The Relationship Between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on by the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on the CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation – voted or statutory.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Summary by Core Business or the Summary by Vote; and the Group Account Classification Summary.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally include inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, King’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosures in the Summary by Core Business and the Summary by Vote only add External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board – in effect, limiting their inherent spending authority. $1,000 placeholders are used when a reasonable estimate is not available. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of costs in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These costs are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures – Schedule C

These expenditures reflect the acquisition cost of tangible capital assets. While the initial expenditure is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on by the Legislative Assembly and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements – Schedule D

The government disburses funds from the General Fund of the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities – Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of programs or entities and remits it to them. The total estimated disbursements set out in Schedule E are included in the Supply Act. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

 vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated General Fund Appropriations

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ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.	Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2023/24 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board of the Chartered Professional Accountants of Canada, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2021/22 Public Accounts on the Ministry of Finance website at: https://www2.gov.bc.ca/gov/content/governments/finances/public-accounts.

Public Sector Accounting Standards PS 3400 Revenue and PS 3160 Public Private Partnerships become effective for the 2023/24 fiscal year. In addition, the Insurance Corporation of British Columbia will be adopting International Financial Reporting Standards IFRS 17 Insurance Contracts and IFRS 9 Financial Instruments for the first time. The financial impact of these new standards will be reported for the first time in the Public Accounts for the fiscal year ending March 31, 2024.

2.	Reporting Entity — The government reporting entity includes organizations that meet the criteria of control by the Province as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and self-supported Crown corporations. Service delivery agencies include school districts, post-secondary institutions, health authorities and hospital societies, and taxpayer-supported Crown corporations and agencies.

3.	Consolidation — The 2023/24 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2023/24 Estimates

For comparative purposes, the 2022/23 Estimates and Updated Forecast amounts have been restated to be consistent with the 2023/24 Estimates presentation. These restatements reflect the government reorganizations since the 2022/23 Estimates were presented to the Legislative Assembly on February 22, 2022; incorporate a number of inter-ministry transfers and/or changes; and adjust expenses for presentation changes.

A reconciliation of the restated General Fund operating expenses and capital expenditures is presented in Schedule A.

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ESTIMATES, 23/24

ESTIMATED STATEMENT OF FINANCIAL POSITION [1]
($000)

Estimates 2022/23	Updated Forecast 2022/23		Estimates 2023/24
		Financial Assets[2]
2,690,000	4,646,000	Cash and temporary investments	3,120,000
7,739,000	7,746,000	Receivables and inventories for resale	7,819,000
9,801,000	9,366,000	Loans and other investments	10,631,000
529,000	537,000	Sinking Funds	529,000
13,603,000	12,530,000	Equity in self-supported Crown corporations	13,274,000
29,692,000	28,344,000	Financed assets of self-supported Crown corporations [3]	30,174,000
64,054,000	63,169,000	Total Financial Assets	65,547,000

		Liabilities
14,664,000	14,592,000	Accounts payable and accrued liabilities	14,741,000
14,310,000	14,058,000	Deferred revenue	14,933,000
28,974,000	28,650,000		29,674,000
		Debt
104,431,000	93,489,000	Total provincial debt	107,224,000
529,000	537,000	Add: Debt offset by sinking funds	529,000
(1,269,000)	(1,444,000)	Less: Guarantees and non-guaranteed debt	(1,434,000)
103,691,000	92,582,000	Financial statement debt before forecast allowance	106,319,000
1,000,000	—	Forecast allowance	700,000
104,691,000	92,582,000	Total Debt [4]	107,019,000
133,665,000	121,232,000	Total Liabilities	136,693,000
(69,611,000)	(58,063,000)	Net Liabilities	(71,146,000)

		Non-Financial Assets[2]
63,785,000	61,677,000	Investment in capital assets (net) [5]	70,474,000
2,192,000	2,224,000	Restricted assets	2,292,000
1,220,000	1,681,000	Other assets	1,683,000
67,197,000	65,582,000	Total Non-Financial Assets	74,449,000
(2,414,000)	7,519,000	Accumulated Surplus (Deficit)	3,303,000

[1]	Figures have been rounded to the nearest million.

[2]	Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

[3]	Includes loans to Crown corporations for the purchase of capital assets.

[4]	Under generally accepted accounting principles, total debt includes sinking funds and forecast allowance, but does not include loan guarantees and non-guaranteed debt of self-supported corporations under provincial government control. These amounts are disclosed separately for information purposes.

[5]	Investment in capital assets is reported net of amortization.

ESTIMATES, 23/24

ESTIMATED STATEMENT OF OPERATIONS [1]
($000)

Estimates 2022/23	Updated Forecast 2022/23		Estimates 2023/24
68,552,000	82,700,000	Total Revenue	77,690,000
73,013,000	79,108,000	Total Expense	81,206,000
(4,461,000)	3,592,000	Surplus (Deficit) before forecast allowance	(3,516,000)
(1,000,000)	—	Forecast allowance	(700,000)
(5,461,000)	3,592,000	Surplus (Deficit)	(4,216,000)
2,042,000	3,693,000	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	7,285,000
(3,419,000)	7,285,000	Accumulated surplus (deficit) before comprehensive income	3,069,000
1,005,000	234,000	Accumulated comprehensive income of self-supported Crown corporations	234,000
(2,414,000)	7,519,000	Accumulated Surplus (Deficit), end of year	3,303,000

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates 2022/23	Updated Forecast 2022/23		Estimates 2023/24
4,461,000	(3,592,000)	(Surplus) Deficit before forecast allowance [2]	3,516,000
(2,813,000)	(2,441,000)	Adjustment for non-cash items [3]	(3,016,000)
1,064,000	535,000	Self-supported Crown corporation retained earnings for the year [4]	744,000
(1,354,000)	(679,000)	(Increase) decrease in deferred revenue	(875,000)
71,000	(33,000)	Increase (decrease) in restricted and other assets	70,000
(396,000)	(683,000)	Working capital changes (net)	(864,000)
1,033,000	(6,893,000)	Operating Requirement (Repayment)	(425,000)
431,000	431,000	Loans, investments and other requirements (Schedule D)	527,000
16,000	27,000	Increase (decrease) in debt sinking fund balances	(8,000)
447,000	458,000	Investing Requirement (Repayment)	519,000
9,279,000	8,117,000	Capital investment requirement of taxpayer-supported organizations (Schedule C)	11,813,000
2,152,000	1,126,000	Increase (decrease) in financed assets of self-supported Crown corporations	1,830,000
11,431,000	9,243,000	Financing Requirement	13,643,000
1,000,000	—	Forecast allowance	700,000
13,911,000	2,808,000	Net increase (decrease) in total debt	14,437,000
90,780,000	89,774,000	Total debt, beginning of year	92,582,000
104,691,000	92,582,000	Total Debt, end of year	107,019,000

[1]	Figures have been rounded to the nearest million.

[2]	For purposes of the debt reconciliation, a surplus is shown as a negative amount as it reduces government debt.

[3]	These adjustments include amortization of capital assets and valuation adjustments.

[4]	Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 23/24

ESTIMATED REVENUE BY SOURCE [1]
($000)

Estimates 2022/23	Updated Forecast 2022/23		Estimates 2023/24
		Taxation Revenue
12,848,000	17,712,000	Personal income	15,953,000
5,501,000	10,519,000	Corporate income	5,938,000
2,257,000	2,675,000	Employer health	2,731,000
9,009,000	9,693,000	Sales	10,187,000
1,051,000	1,061,000	Fuel	1,072,000
2,311,000	2,211,000	Carbon	2,811,000
760,000	565,000	Tobacco	565,000
3,173,000	3,253,000	Property	3,488,000
2,500,000	2,250,000	Property transfer	1,799,000
660,000	775,000	Insurance premium	780,000
40,070,000	50,714,000	Total Taxation Revenue	45,324,000
		Natural Resource Revenue
911,000	2,206,000	Natural gas royalties	2,016,000
1,121,000	1,855,000	Forests	846,000
1,355,000	2,003,000	Other natural resources	1,902,000
3,387,000	6,064,000	Total Natural Resource Revenue	4,764,000
		Other Revenue
4,886,000	4,999,000	Fees and licences	5,182,000
1,298,000	1,290,000	Investment earnings	1,349,000
3,807,000	3,835,000	Miscellaneous [2]	3,989,000
9,991,000	10,124,000	Total Other Revenue	10,520,000
		Contributions from the Federal Government
8,363,000	8,613,000	Health and social transfers	8,970,000
2,977,000	3,872,000	Other federal government contributions [3]	4,623,000
11,340,000	12,485,000	Total Contributions from the Federal Government	13,593,000
		Self-supported Crown Corporations
712,000	712,000	British Columbia Hydro and Power Authority	712,000
1,166,000	1,179,000	Liquor Distribution Branch	1,150,000
1,415,000	1,574,000	British Columbia Lottery Corporation [4]	1,456,000
327,000	(298,000)	Insurance Corporation of British Columbia	—
144,000	146,000	Other [5]	171,000
3,764,000	3,313,000	Net Earnings of Self-supported Crown Corporations	3,489,000
68,552,000	82,700,000	Total Revenue	77,690,000

[1]	Figures have been rounded to the nearest million.

[2]	Includes reimbursements for health care and other services provided to external agencies, and other recoveries.

[3]	Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

[4]	Net of payments to the federal government and payments to the BC First Nations Gaming Revenue Sharing Limited Partnership in accordance with section 14.3 of the Gaming Control Act (B.C.).

[5]	Includes Columbia Power Corporation, BC Railway Company, Columbia Basin power projects, and other agencies’ self-supported subsidiaries.

ESTIMATES, 23/24

ESTIMATED EXPENSE BY FUNCTION [1]
($000)

Estimates[2] 2022/23	Updated Forecast 2022/23		Estimates 2023/24
		Health
6,111,000	6,111,000	Medical Services Plan	7,081,000
1,664,000	1,664,000	Pharmacare	1,728,000
18,843,000	19,339,000	Regional services	21,177,000
1,071,000	858,000	Other healthcare expenses	941,000
27,689,000	27,972,000	Total Health	30,927,000
		Education
8,332,000	8,340,000	Elementary and secondary	8,970,000
7,889,000	7,835,000	Post-secondary	8,227,000
454,000	440,000	Other education expenses	403,000
16,675,000	16,615,000	Total Education	17,600,000
		Social Services
2,964,000	2,866,000	Social assistance	3,010,000
3,080,000	3,213,000	Child welfare	3,784,000
413,000	1,969,000	Low income tax credit transfers	807,000
1,453,000	1,460,000	Community living and other services	1,557,000
7,910,000	9,508,000	Total Social Services	9,158,000
2,479,000	2,711,000	Protection of persons and property	2,324,000
2,454,000	2,867,000	Transportation	2,616,000
3,776,000	4,476,000	Natural resources and economic development	4,432,000
2,608,000	5,160,000	Other	3,485,000
2,848,000	2,848,000	Contingencies	4,500,000
2,000,000	2,000,000	Pandemic Recovery Contingencies	1,000,000
1,648,000	2,092,000	General government	1,929,000
2,926,000	2,859,000	Debt servicing	3,235,000
73,013,000	79,108,000	Total Expense	81,206,000

[1]	Figures have been rounded to the nearest million.

[2]	The 2022/23 Estimates amounts have been restated to be consistent with the 2023/24 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

ESTIMATES, 23/24

ESTIMATED EXPENSE BY ORGANIZATION [1]
($000)

Estimates[2] 2022/23	Updated Forecast[2] 2022/23		Estimates 2023/24
91,983	91,983	Legislative Assembly	100,341
87,077	98,077	Officers of the Legislature	109,224
14,692	14,692	Office of the Premier	16,045
107,021	107,021	Ministry of Agriculture and Food	111,761
708,186	708,186	Ministry of Attorney General	773,322
1,740,645	1,740,645	Ministry of Children and Family Development	1,912,095
656,727	656,727	Ministry of Citizens’ Services	682,770
8,217,449	8,217,449	Ministry of Education and Child Care	8,873,970
479,095	479,095	Ministry of Emergency Management and Climate Readiness	100,783
111,959	151,559	Ministry of Energy, Mines and Low Carbon Innovation	128,536
371,535	382,895	Ministry of Environment and Climate Change Strategy	255,129
1,221,330	2,306,127	Ministry of Finance	1,578,211
824,293	1,047,808	Ministry of Forests	925,117
25,460,293	25,460,293	Ministry of Health	28,673,508
669,350	669,350	Ministry of Housing	897,320
170,619	170,619	Ministry of Indigenous Relations and Reconciliation	188,262
110,909	110,909	Ministry of Jobs, Economic Development and Innovation	113,341
17,423	17,423	Ministry of Labour	21,489
24,602	24,602	Ministry of Mental Health and Addictions	26,715
256,417	256,417	Ministry of Municipal Affairs	269,276
2,616,040	2,616,040	Ministry of Post-Secondary Education and Future Skills	2,769,979
912,686	912,686	Ministry of Public Safety and Solicitor General	1,028,213
4,451,482	4,451,482	Ministry of Social Development and Poverty Reduction	4,745,331
173,399	173,399	Ministry of Tourism, Arts, Culture and Sport	181,659
955,980	955,980	Ministry of Transportation and Infrastructure	1,020,919
103,747	103,747	Ministry of Water, Land and Resource Stewardship	124,009
1,378,388	1,267,965	Management of Public Funds and Debt	1,308,553
10,631,673	12,144,824	Other Appropriations	13,203,122
—	2,715,000	Supplementary Estimates	—
62,565,000	68,053,000	Total Appropriations	70,139,000
(17,000)	(25,000)	Elimination of transactions between appropriations [3]	(32,000)
—	(21,000)	Reversal of prior year over accruals	—
62,548,000	68,007,000	Consolidated Revenue Fund Expense	70,107,000
4,011,000	4,152,000	Expenses recovered from external entities [4]	4,909,000
(35,863,000)	(37,951,000)	Grants to service delivery agencies and other internal transfers [5]	(41,212,000)
30,696,000	34,208,000	Ministries and special offices program expense	33,804,000
		Service delivery agency expense [6]
7,733,000	7,980,000	School districts	8,356,000
7,682,000	7,648,000	Post-secondary institutions	7,943,000
19,644,000	22,077,000	Health authorities and hospital societies	22,645,000
7,258,000	7,195,000	Other service delivery agencies	8,458,000
42,317,000	44,900,000	Service delivery agency expense	47,402,000
73,013,000	79,108,000	Total Expense	81,206,000

[1]	Figures, other than appropriations, have been rounded to the nearest million.

[2]	The 2022/23 Estimates and Updated Forecast amounts have been restated to be consistent with the 2023/24 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

[3]	Reflects payments made under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

[4]	Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

[5]	Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

[6]	See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 23/24

ESTIMATED GENERAL FUND APPROPRIATIONS
($000)

Estimates [1]	Vote		Estimates
2022/23	No. [2]		2023/24
		Legislative Assembly
91,983	1	Legislative Assembly	100,341
91,983		Total Voted Appropriations	100,341
91,983		Total Appropriations	100,341

		Officers of the Legislature
20,815	2	Auditor General	22,275
754	3	Conflict of Interest Commissioner	786
18,416	4	Elections BC	35,967
6,809	5	Human Rights Commissioner	7,505
9,096	6	Information and Privacy Commissioner	9,272
1,641	7	Merit Commissioner	1,442
11,580	8	Ombudsperson	12,773
6,984	9	Police Complaint Commissioner	7,013
10,982	10	Representative for Children and Youth	12,191
87,077		Total Voted Appropriations	109,224
87,077		Total Appropriations	109,224

		Office of the Premier
14,692	11	Office of the Premier	16,045
14,692		Total Voted Appropriations	16,045
14,692		Total Appropriations	16,045

		Ministry of Agriculture and Food
88,820	12	Ministry Operations	93,246
5,001	13	Agricultural Land Commission	5,315
93,821		Total Voted Appropriations	98,561

23,200	(S)	Production Insurance Account	23,200
(10,000)		Less: Transfer from Ministry Operations Vote	(10,000)
13,200		Total Statutory Appropriations	13,200
107,021		Total Appropriations	111,761

[1]	For comparison purposes, amounts shown for 2022/23 Estimates have been restated to be consistent with the presentation of the 2023/24 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 23/24

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)
($000)

Estimates [1]	Vote		Estimates
2022/23	No. [2]		2023/24
		Ministry of Attorney General
581,418	14	Ministry Operations	643,641
92,325	15	Judiciary	93,617
24,500	16	Crown Proceeding Act	24,500
9,093	17	Independent Investigations Office	11,564
707,336		Total Voted Appropriations	773,322

10,763	(S)	Public Guardian and Trustee Operating Account	11,530
(10,763)		Less: Transfer from Ministry Operations Vote	(11,530)
850		Public Inquiry Act	—
850		Total Statutory Appropriations	—
708,186		Total Appropriations	773,322

		Ministry of Children and Family Development
1,740,645	18	Ministry Operations	1,912,095
1,740,645		Total Voted Appropriations	1,912,095
1,740,645		Total Appropriations	1,912,095

		Ministry of Citizens’ Services
656,727	19	Ministry Operations	682,770
656,727		Total Voted Appropriations	682,770
656,727		Total Appropriations	682,770

		Ministry of Education and Child Care
8,178,585	20	Ministry Operations	8,835,152
8,178,585		Total Voted Appropriations	8,835,152

30,001	(S)	British Columbia Training and Education Savings Program special account	30,001
8,863	(S)	Teachers Act Special Account	8,817
38,864		Total Statutory Appropriations	38,818
8,217,449		Total Appropriations	8,873,970

		Ministry of Emergency Management and Climate Readiness
42,675	21	Ministry Operations	64,363
436,420	22	Emergency Program Act	36,420
479,095		Total Voted Appropriations	100,783
479,095		Total Appropriations	100,783

[1]	For comparison purposes, amounts shown for 2022/23 Estimates have been restated to be consistent with the presentation of the 2023/24 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 23/24

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)
($000)

Estimates [1]	Vote		Estimates
2022/23	No. [2]		2023/24
		Ministry of Energy, Mines and Low Carbon Innovation
109,556	23	Ministry Operations	118,408
109,556		Total Voted Appropriations	118,408

2,403	(S)	Innovative Clean Energy Fund special account	10,128
2,403		Total Statutory Appropriations	10,128
111,959		Total Appropriations	128,536

		Ministry of Environment and Climate Change Strategy
315,933	24	Ministry Operations	199,682
15,367	25	Environmental Assessment Office	16,392
331,300		Total Voted Appropriations	216,074

9,800	(S)	Park Enhancement Fund special account	12,920
30,435	(S)	Sustainable Environment Fund	26,135
40,235		Total Statutory Appropriations	39,055
371,535		Total Appropriations	255,129

		Ministry of Finance
318,847	26	Ministry Operations	338,869
28,338	27	Government Communications and Public Engagement	29,341
59,781	28	BC Public Service Agency	63,385
1	29	Benefits and Other Employment Costs	1
406,967		Total Voted Appropriations	431,596

785,738	(S)	Housing Priority Initiatives special account	1,042,010
4,630	(S)	Insurance and Risk Management Account	5,858
68,675	(S)	Long Term Disability Fund special account	76,135
(44,690)		Less: Transfer from Ministry Operations Vote	(47,398)
10	(S)	Provincial Home Acquisition Wind Up special account	10
─		Land Tax Deferment Act	70,000
814,363		Total Statutory Appropriations	1,146,615
1,221,330		Total Appropriations	1,578,211

		Ministry of Forests
422,766	30	Ministry Operations	483,568
194,285	31	Fire Management	204,120
617,051		Total Voted Appropriations	687,688

206,742	(S)	BC Timber Sales Account	236,929
500	(S)	Crown Land special account	500
─	(S)	Forest Stand Management Fund	—
207,242		Total Statutory Appropriations	237,429
824,293		Total Appropriations	925,117

[1]	For comparison purposes, amounts shown for 2022/23 Estimates have been restated to be consistent with the presentation of the 2023/24 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 23/24

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)
($000)

Estimates [1]	Vote		Estimates
2022/23	No. [2]		2023/24
		Ministry of Health
25,313,043	32	Ministry Operations	28,526,258
25,313,043		Total Voted Appropriations	28,526,258

147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
25,460,293		Total Appropriations	28,673,508

		Ministry of Housing
656,466	33	Ministry Operations	884,436
656,466		Total Voted Appropriations	884,436

12,884	(S)	Housing Endowment Fund special account	12,884
12,884		Total Statutory Appropriations	12,884
669,350		Total Appropriations	897,320

		Ministry of Indigenous Relations and Reconciliation
49,815	34	Ministry Operations	57,912
108,329	35	Treaty and Other Agreements Funding	116,159
3,213	36	Declaration Act Secretariat	4,431
161,357		Total Voted Appropriations	178,502

1,686	(S)	First Citizens Fund	1,716
7,576	(S)	First Nations Clean Energy Business Fund special account	8,044
9,262		Total Statutory Appropriations	9,760
170,619		Total Appropriations	188,262

		Ministry of Jobs, Economic Development and Innovation
110,409	37	Ministry Operations	112,841
110,409		Total Voted Appropriations	112,841

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500
110,909		Total Appropriations	113,341

		Ministry of Labour
17,423	38	Ministry Operations	21,489
17,423		Total Voted Appropriations	21,489
17,423		Total Appropriations	21,489

[1]	For comparison purposes, amounts shown for 2022/23 Estimates have been restated to be consistent with the presentation of the 2023/24 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 23/24

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)
($000)

Estimates [1]	Vote		Estimates
2022/23	No. [2]		2023/24
		Ministry of Mental Health and Addictions
24,602	39	Ministry Operations	26,715
24,602		Total Voted Appropriations	26,715
24,602		Total Appropriations	26,715

		Ministry of Municipal Affairs
244,148	40	Ministry Operations	255,711
244,148		Total Voted Appropriations	255,711

12,269	(S)	University Endowment Lands Administration Account	13,565
12,269		Total Statutory Appropriations	13,565
256,417		Total Appropriations	269,276

		Ministry of Post-Secondary Education and Future Skills
2,616,040	41	Ministry Operations	2,769,979
2,616,040		Total Voted Appropriations	2,769,979
2,616,040		Total Appropriations	2,769,979

		Ministry of Public Safety and Solicitor General
897,631	42	Ministry Operations	1,013,019
897,631		Total Voted Appropriations	1,013,019

270	(S)	Civil Forfeiture Account	409
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
13,504	(S)	Victim Surcharge Special Account	13,504
15,055		Total Statutory Appropriations	15,194
912,686		Total Appropriations	1,028,213

		Ministry of Social Development and Poverty Reduction
4,451,482	43	Ministry Operations	4,745,331
4,451,482		Total Voted Appropriations	4,745,331
4,451,482		Total Appropriations	4,745,331

[1]	For comparison purposes, amounts shown for 2022/23 Estimates have been restated to be consistent with the presentation of the 2023/24 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 23/24

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)
($000)

Estimates [1] 2022/23	Vote No. [2]		Estimates 2023/24
		Ministry of Tourism, Arts, Culture and Sport
167,969	44	Ministry Operations	176,229
167,969		Total Voted Appropriations	176,229

4,230	(S)	BC Arts and Culture Endowment special account	4,230
1,200	(S)	Physical Fitness and Amateur Sports Fund	1,200
5,430		Total Statutory Appropriations	5,430
173,399		Total Appropriations	181,659

		Ministry of Transportation and Infrastructure
955,980	45	Ministry Operations	1,020,919
955,980		Total Voted Appropriations	1,020,919
955,980		Total Appropriations	1,020,919

		Ministry of Water, Land and Resource Stewardship
103,747	46	Ministry Operations	124,009
103,747		Total Voted Appropriations	124,009
103,747		Total Appropriations	124,009

		Management of Public Funds and Debt
1,378,388	47	Management of Public Funds and Debt	1,308,553
1,378,388		Total Voted Appropriations	1,308,553
1,378,388		Total Appropriations	1,308,553

		Other Appropriations
4,848,000	48	Contingencies (All Ministries) and New Programs	5,500,000
3,733,581	49	Capital Funding	4,539,987
1	50	Commissions on Collection of Public Funds	1
1	51	Allowances for Doubtful Revenue Accounts	1
2,044,000	52	Tax Transfers	3,159,000
2,194	53	Electoral Boundaries Commission	147
3,896	54	Forest Practices Board	3,986
10,631,673		Total Voted Appropriations	13,203,122
10,631,673		Total Appropriations	13,203,122

		Summary
61,245,193		Total Voted Appropriations	68,449,172
1,319,807		Total Statutory Appropriations	1,689,828
62,565,000		Total Appropriations	70,139,000

[1]	For comparison purposes, amounts shown for 2022/23 Estimates have been restated to be consistent with the presentation of the 2023/24 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

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intentionally left blank.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislative Assembly

Officers of the Legislature

Office of the Premier

Ministry of Agriculture and Food

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Citizens’ Services

Ministry of Education and Child Care

Ministry of Emergency Management and Climate Readiness

Ministry of Energy, Mines and Low Carbon Innovation

Ministry of Environment and Climate Change Strategy

Ministry of Finance

Ministry of Forests

Ministry of Health

Ministry of Housing

Ministry of Indigenous Relations and Reconciliation

Ministry of Jobs, Economic Development and Innovation

Ministry of Labour

Ministry of Mental Health and Addictions

Ministry of Municipal Affairs

Ministry of Post-Secondary Education and Future Skills

Ministry of Public Safety and Solicitor General

Ministry of Social Development and Poverty Reduction

Ministry of Tourism, Arts, Culture and Sport

Ministry of Transportation and Infrastructure

Ministry of Water, Land and Resource Stewardship

Management of Public Funds and Debt

Other Appropriations

This page
intentionally left blank.

LEGISLATIVE ASSEMBLY

SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 1 — Legislative Assembly	91,983	100,341

OPERATING EXPENSES	91,983	100,341
CAPITAL EXPENDITURES [2]	9,473	9,326
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

LEGISLATIVE ASSEMBLY

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 1 — LEGISLATIVE ASSEMBLY

This vote provides for the operation and administration of the Legislative Assembly and its parliamentary committees; and it also includes provisions for Members’ and staff compensation, constituency office allowances, caucus support services, Parliament Buildings and precinct maintenance, the issue of grants, and other related costs. Costs may be recovered from ministries, officers of the Legislature, government organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Members’ Services	44,235	45,018
Caucus Support Services	8,478	8,856
Respectful Workplace Office	250	250
Office of the Speaker	346	365
Office of the Clerk	1,943	2,637
Clerk of Committees	1,248	1,589
Legislative Operations	22,289	24,549
Sergeant-at-Arms	6,476	9,255
Hansard	4,312	5,171
Legislative Library	2,406	2,651
	91,983	100,341

CAPITAL EXPENDITURES
Legislative Operations	9,473	9,326

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	51,210	57,284
Operating Costs	17,184	19,177
Government Transfers	25	25
Other Expenses	24,373	24,980
Internal Recoveries	(158)	(169)
External Recoveries	(651)	(956)
TOTAL OPERATING EXPENSES	91,983	100,341

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 2 — Auditor General	20,815	22,275
Vote 3 — Conflict of Interest Commissioner	754	786
Vote 4 — Elections BC	18,416	35,967
Vote 5 — Human Rights Commissioner	6,809	7,505
Vote 6 — Information and Privacy Commissioner	9,096	9,272
Vote 7 — Merit Commissioner	1,641	1,442
Vote 8 — Ombudsperson	11,580	12,773
Vote 9 — Police Complaint Commissioner	6,984	7,013
Vote 10 — Representative for Children and Youth	10,982	12,191

OPERATING EXPENSES	87,077	109,224
CAPITAL EXPENDITURES [2]	2,096	3,028
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY BY VOTE

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Auditor General	20,815	22,275	—	22,275
Conflict of Interest Commissioner	754	786	—	786
Elections BC	18,416	35,967	—	35,967
Human Rights Commissioner	6,809	7,507	(2)	7,505
Information and Privacy Commissioner	9,096	9,274	(2)	9,272
Merit Commissioner	1,641	1,442	—	1,442
Ombudsperson	11,580	12,793	(20)	12,773
Police Complaint Commissioner	6,984	7,014	(1)	7,013
Representative for Children and Youth	10,982	12,193	(2)	12,191
TOTAL OPERATING EXPENSES	87,077	109,251	(27)	109,224

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Auditor General	415	1,900	—	1,900
Conflict of Interest Commissioner	25	25	—	25
Elections BC	650	400	—	400
Human Rights Commissioner	35	35	—	35
Information and Privacy Commissioner	360	261	—	261
Merit Commissioner	235	124	—	124
Ombudsperson	102	88	—	88
Police Complaint Commissioner	224	145	—	145
Representative for Children and Youth	50	50	—	50
TOTAL	2,096	3,028	—	3,028

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the office of the Auditor General. The Auditor General, an independent officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and referred to the Select Standing Committee on Public Accounts.

OPERATING EXPENSES

Auditor General	20,815	22,275

CAPITAL EXPENDITURES

Auditor General	415	1,900

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the office of the Conflict of Interest Commissioner. The commissioner is an independent officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES

Conflict of Interest Commissioner	754	786

CAPITAL EXPENDITURES

Conflict of Interest Commissioner	25	25

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, provincial and local election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the electoral process. The chief electoral officer is an independent officer of the Legislature and is responsible for the administration of the Election Act, the Recall and Initiative Act, and the Local Elections Campaign Financing Act.

OPERATING EXPENSES

Elections BC	18,416	35,967

CAPITAL EXPENDITURES

Elections BC	650	400

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 5 — HUMAN RIGHTS COMMISSIONER

This vote provides for the operations of the office of the Human Rights Commissioner. The Human Rights Commissioner is an independent officer of the Legislature under the Human Rights Code and is responsible for protecting and promoting human rights through education, research, and investigations into issues of systemic discrimination. This vote also provides for educational workshops and training, and engagement initiatives and events hosted or sponsored by the Commissioner. Costs may be recovered from other officers of the Legislature, ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES

Human Rights Commissioner	6,809	7,505

CAPITAL EXPENDITURES

Human Rights Commissioner	35	35

VOTE 6 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the operations of the office of the Information and Privacy Commissioner and provides for other duties and functions given to the commissioner by statute. The commissioner is an independent officer of the Legislature under the Freedom of Information and Protection of Privacy Act and under the Personal Information Protection Act, with a broad mandate to protect the rights given to the public under the Freedom of Information and Protection of Privacy Act and the Personal Information Protection Act. This includes conducting reviews of access to information requests, investigating access and privacy complaints, monitoring general compliance with the Acts, and promoting freedom of information and protection of privacy principles. The commissioner is also designated the registrar under the Lobbyists Transparency Act with a mandate to establish and maintain a registry for lobbyists, develop and conduct public education about the Act, and to oversee and enforce compliance under that Act. This vote also provides for freedom of information and protection of privacy conferences sponsored or hosted by the office of the Information and Privacy Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES

Information and Privacy Commissioner	9,096	9,272

CAPITAL EXPENDITURES

Information and Privacy Commissioner	360	261

VOTE 7 — MERIT COMMISSIONER

This vote provides for the operations of the office of the Merit Commissioner. The merit commissioner is an independent officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service and to conduct reviews of the processes resulting in BC Public Service dismissals for just cause as defined in the Public Service Act.

OPERATING EXPENSES

Merit Commissioner	1,641	1,442

CAPITAL EXPENDITURES

Merit Commissioner	235	124

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 8 — OMBUDSPERSON

This vote provides for the operations of the office of the Ombudsperson, an independent officer of the Legislature pursuant to the Ombudsperson Act. The Ombudsperson also has specific investigatory and reporting roles under the Public Interest Disclosure Act. The office of the Ombudsperson fairly and impartially investigates the actions and the decisions of government bodies including provincial ministries, agencies, boards and commissions, Crown corporations, local governments, health authorities, school districts, colleges, universities, governing bodies of professional and occupational associations, and other authorities listed in the schedule to the Ombudsperson Act. The Ombudsperson undertakes initiatives to increase public understanding of the role of the Ombudsperson and to promote the principles of administrative fairness and natural justice. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and database application services to other jurisdictions. Costs may be recovered from officers of the Legislature, other jurisdictions, and external organizations for activities described within this vote.

OPERATING EXPENSES

Ombudsperson	11,580	12,773

CAPITAL EXPENDITURES

Ombudsperson	102	88

VOTE 9 — POLICE COMPLAINT COMMISSIONER

This vote provides for the operations of the police complaint commissioner and staff and the costs incurred by the office of the Police Complaint Commissioner in generally ensuring the purposes of Part 11 of the Police Act are achieved, including overseeing and monitoring complaints, investigations, and proceedings involving municipal police and members of policing units designated by the Lieutenant Governor in Council. The police complaint commissioner is an independent officer of the Legislature under the authority of the Police Act. Costs may be recovered from external organizations for activities described within this vote.

OPERATING EXPENSES

Police Complaint Commissioner	6,984	7,013

CAPITAL EXPENDITURES

Police Complaint Commissioner	224	145

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 10 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the operations of the office of the Representative for Children and Youth. The representative is an independent officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families with respect to designated services, as well as young adults up to age 27 who are eligible for Community Living British Columbia services, and Agreements with Young Adults or Tuition Waiver; and monitors, reviews, and audits the provision of designated services. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and for conferences and events hosted or sponsored by the Representative for Children and Youth. Costs may be recovered from other officers of the Legislature, ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES

Representative for Children and Youth	10,982	12,191

CAPITAL EXPENDITURES

Representative for Children and Youth	50	50

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	59,760	70,009
Operating Costs	23,794	35,830
Government Transfers	3,333	3,385
Other Expenses	2,023	2,376
Internal Recoveries	(1,771)	(2,349)
External Recoveries	(62)	(27)
TOTAL OPERATING EXPENSES	87,077	109,224

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision making and effective service delivery, supported by the transparency and accountability of government practices.

SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 11 — Office of the Premier	14,692	16,045

OPERATING EXPENSES	14,692	16,045
CAPITAL EXPENDITURES [2]	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICE OF THE PREMIER

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Intergovernmental Relations Secretariat	3,479	4,369	(701)	3,668
Cabinet Operations	2,099	2,195	(2)	2,193
Planning and Priorities Secretariat	1,610	1,691	(2)	1,689
Executive and Support Services	7,504	8,497	(2)	8,495
TOTAL OPERATING EXPENSES	14,692	16,752	(707)	16,045

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	3	3	—	3
TOTAL	3	3	—	3

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 11 — OFFICE OF THE PREMIER

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Intergovernmental Relations Secretariat, Cabinet Operations, Planning and Priorities Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	3,479	3,668

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Agreement on French Language Services. This sub-vote provides for the deputy minister of the Intergovernmental Relations Secretariat and includes the Office of Protocol; and for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

CABINET OPERATIONS

Voted Appropriation
Cabinet Operations	2,099	2,193

Voted Appropriation Description: This sub-vote provides for the support of Executive Council and Executive Council Committees; the provision of policy, planning, and operational support to the Executive Council and its committees; the provision of support to ministries and Crown agencies in the development and submission of materials to Executive Council and its committees; and for the planning and coordination of legislative priorities, including coordination of Orders in Council. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

PLANNING AND PRIORITIES SECRETARIAT

Voted Appropriation
Planning and Priorities Secretariat	1,610	1,689

Voted Appropriation Description: This sub-vote provides for strategic advice to the Premier, Executive Council, and the Planning and Priorities Cabinet Committee on the prioritization and sequencing of key initiatives of government. This sub-vote provides for the organization of Executive Council planning sessions and provides for the development of priority policy initiatives through engagement with ministries and coordination of cross-ministry work. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24
EXECUTIVE AND SUPPORT SERVICES
Voted Appropriations
Premier’s Office	4,810	5,684
Deputy Minister’s Office	2,694	2,811
	7,504	8,495

Voted Appropriations Description: This sub-vote provides for the Premier’s office, the deputy minister’s office, and the Minister without portfolio. This sub-vote also provides for the management of cross-government issues and corporate planning; support for cross-government and other initiatives that support government’s mandate; and providing policy, planning, communications, and strategic support to the Executive Council, ministries, and Crown agencies, including government administration. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

VOTE 11 — OFFICE OF THE PREMIER	14,692	16,045

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	12,511	13,804
Operating Costs	1,927	1,987
Government Transfers	1,003	1,003
Other Expenses	559	559
Internal Recoveries	(601)	(601)
External Recoveries	(707)	(707)
TOTAL OPERATING EXPENSES	14,692	16,045

MINISTRY OF AGRICULTURE AND FOOD

The mission of the Ministry of Agriculture and Food is to cultivate competitive and socially responsible agriculture, food, and seafood sectors.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 12 — Ministry Operations	88,820	93,246
Vote 13 — Agricultural Land Commission	5,001	5,315

STATUTORY APPROPRIATIONS
Production Insurance Account Special Account	23,200	23,200
Less: Transfer from Ministry Operations Vote	(10,000)	(10,000)

OPERATING EXPENSES	107,021	111,761
CAPITAL EXPENDITURES [2]	1,229	875
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF AGRICULTURE AND FOOD

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Science, Policy and Inspection	16,146	31,332	(13,867)	17,465
Agriculture Resources	64,373	77,940	(10,552)	67,388
BC Farm Industry Review Board	1,378	1,429	(2)	1,427
Executive and Support Services	6,923	6,968	(2)	6,966
Agricultural Land Commission	5,001	5,317	(2)	5,315
Production Insurance Account Special Account	13,200	13,201	(1)	13,200
TOTAL OPERATING EXPENSES	107,021	136,187	(24,426)	111,761

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	1,229	875	—	875
TOTAL	1,229	875	—	875

MINISTRY OF AGRICULTURE AND FOOD

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 12 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Science, Policy and Inspection; Agriculture Resources; BC Farm Industry Review Board; and Executive and Support Services.

SCIENCE, POLICY AND INSPECTION

Voted Appropriation
Science, Policy and Inspection	16,146	17,465

Voted Appropriation Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health; for the creation and delivery of industry initiatives, including research and innovation. This sub-vote provides for the development of strategic policy to support the ministry’s objectives, priorities, and response to sector issues. This sub-vote also provides for contributions to the improvement of public health protection; consumer and retailer confidence in the safety of British Columbia meat, seafood, and food products through inspection and regulatory compliance, education, surveillance, and risk assessment; support of the oversight of agricultural labour and development of policy and programs; and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

AGRICULTURE RESOURCES

Voted Appropriation
Agriculture Resources	64,373	67,388

Voted Appropriation Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; support for agrifood and seafood industry growth, agrifood and seafood business development, youth development, and agroforestry; and promotion of public support for the agriculture food and seafood sector. This sub-vote also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, agri-tech adoption, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry. This sub-vote also provides for leadership and integration of climate change and emergency management practices into ministry operations and ministry modernization efforts. This sub-vote also provides for the management of provincial food systems and supply chain security. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,378	1,427

Voted Appropriation Description: This sub-vote provides for the supervision of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, the hearing of appeals of marketing board and commission orders, decisions and determinations, the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act, and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF AGRICULTURE AND FOOD

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24
EXECUTIVE AND SUPPORT SERVICES
Voted Appropriations
Minister’s Office	752	701
Corporate Services	6,171	6,265
	6,923	6,966

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture and Food; executive support, including the deputy minister’s office; intergovernmental relations; and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 12 — MINISTRY OPERATIONS	88,820	93,246

MINISTRY OF AGRICULTURE AND FOOD

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 13 — AGRICULTURAL LAND COMMISSION

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	5,001	5,315

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies, programs, and compliance and enforcement activities that foster long-term sustainability and encourage farm businesses. The commission works with a wide range of stakeholders, including industry groups, First Nations and provincial and local governments to enable and encourage farm use of land in the agricultural land reserve. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 13 — AGRICULTURAL LAND COMMISSION	5,001	5,315

MINISTRY OF AGRICULTURE AND FOOD

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	23,200	23,200
Less: Transfer from Ministry Operations Vote	(10,000)	(10,000)
	13,200	13,200

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	35,149	39,776
Operating Costs	15,353	14,955
Government Transfers	52,385	56,070
Other Expenses	28,569	25,395
Internal Recoveries	(9)	(9)
External Recoveries	(24,426)	(24,426)
TOTAL OPERATING EXPENSES	107,021	111,761

MINISTRY OF AGRICULTURE AND FOOD

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2005 and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the Province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third-party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	59,874	67,874
OPERATING TRANSACTIONS
Revenue	21,200	21,200
Expense	(23,201)	(23,201)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	10,000	10,000
Net Revenue (Expense)	8,000	8,000

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	67,874	75,874

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

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MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to administer justice and provide legal advice to government; and to support inclusive communities that value multiculturalism and anti-racism.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	581,418	643,641
Vote 15 — Judiciary	92,325	93,617
Vote 16 — Crown Proceeding Act	24,500	24,500
Vote 17 — Independent Investigations Office	9,093	11,564

STATUTORY APPROPRIATIONS
Public Guardian and Trustee Operating Account Special Account	10,763	11,530
Less: Transfer from Ministry Operations Vote	(10,763)	(11,530)
Public Inquiry Act	850	—

OPERATING EXPENSES	708,186	773,322
CAPITAL EXPENDITURES [2]	15,087	6,911
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Justice Services	171,440	204,743	(4,166)	200,577
Prosecution Services	167,852	173,672	(1)	173,671
Court Services	135,111	151,537	(2,853)	148,684
Legal Services	28,317	32,567	(300)	32,267
Agencies, Boards, Commissions and Other Tribunals	43,753	75,283	(27,004)	48,279
Multiculturalism and Anti-Racism	1,916	1,989	(2)	1,987
Executive and Support Services	33,029	38,178	(2)	38,176
Judiciary	92,325	93,618	(1)	93,617
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	9,093	11,566	(2)	11,564
Public Guardian and Trustee Operating Account Special Account	—	26,255	(26,255)	—
Public Inquiry Act	850	—	—	—
TOTAL OPERATING EXPENSES	708,186	833,908	(60,586)	773,322

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Agencies, Boards, Commissions and Other Tribunals	10	10	—	10
Executive and Support Services	13,944	5,768	—	5,768
Judiciary	770	770	—	770
Public Guardian and Trustee Operating Account Special Account	363	363	—	363
TOTAL	15,087	6,911	—	6,911

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 14 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards, Commissions and Other Tribunals; Multiculturalism and Anti-Racism; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	171,440	200,577

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; Indigenous justice, public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, poverty law services, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; the investigations of matters relating to the administration of the Correction Act and court services; services to locate individuals and assets; maintenance enforcement and services associated with inter-jurisdictional support court orders; information and alternative-to-court dispute resolution services for separating and divorcing parents and their children; preparation of Provincial and Supreme Court ordered parenting assessments and views of the child reports in Family Law Act matters; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society (Legal Aid BC), the federal government, and parties external to government for activities described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	167,852	173,671

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act. Costs may also be recovered from ministries and the federal government for activities described within this sub-vote.

COURT SERVICES

Voted Appropriation
Court Services	135,111	148,684

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, juror support services, document service and warrants, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court and for services provided under the Sheriff Act. Costs may be recovered from ministries and public bodies for activities described within this sub-vote; from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice-related initiatives; from contracted bailiffs for civil execution services; and from parties or the public for costs associated with activities described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	28,317	32,267

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the Province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, individuals, and parties external to government for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

AGENCIES, BOARDS, COMMISSIONS AND OTHER TRIBUNALS

Voted Appropriations
Agencies, Boards, Commissions and Other Tribunals	43,752	48,278
British Columbia Utilities Commission	1	1
	43,753	48,279

Voted Appropriations Description: This sub-vote provides for the costs of the British Columbia Ferry Commission and partial funding of the Public Guardian and Trustee Operating Account. This sub-vote also provides for the operation, administration, and support services of the following tribunals: British Columbia Human Rights Tribunal; British Columbia Review Board; British Columbia Utilities Commission; Building Code Appeal Board; Civil Resolution Tribunal; Community Care and Assisted Living Appeal Board; Employment Standards Tribunal; Environmental Appeal Board; Financial Services Tribunal; Forest Appeals Commission; Health Professions Review Board; Hospital Appeal Board; Labour Relations Board; Mental Health Review Board; Oil and Gas Appeal Tribunal; Property Assessment Appeal Board; Safety Standards Appeal Board; Skilled Trades BC Appeal Board; and Surface Rights Board; including budgeting, expenditure management, human resources, information and systems management, performance management, appointments coordination, fees and expenses of appointees, and their governing legislation. Costs may be recovered from ministries, health authorities, regulated entities, Crown agencies, boards, commissions and other tribunals, other levels of government, parties external to government, public bodies, organizations, and individuals for activities described within this sub-vote.

MULTICULTURALISM AND ANTI-RACISM

Voted Appropriation
Multiculturalism and Anti-Racism	1,916	1,987

Voted Appropriation Description: This sub-vote provides for policy development, research, and the administration and delivery of multiculturalism and anti-racism programs and services. Programs and services include branch operations, support for the Resilience BC Anti-Racism Network, public education, community engagement, and other programming that supports intercultural interaction, racism and hate prevention, addressing systemic barriers, and building community responsiveness. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	903	863
Corporate Services	32,126	37,313
	33,029	38,176

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General, executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; and management services for the ministry and the Ministry of Emergency Management and Climate Readiness, the Ministry of Housing, and the Ministry of Public Safety and Solicitor General, including information and systems management and service planning. This sub-vote also provides for other initiatives sponsored by the Attorney General and the ministry and for the Parliamentary Secretary for Anti-Racism Initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	581,418	643,641

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 15 — JUDICIARY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	21,000	21,628
Provincial Courts	71,325	71,989
	92,325	93,617

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia. Costs may be recovered from ministries and the federal government for activities described within this sub-vote.

VOTE 15 — JUDICIARY	92,325	93,617

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 16 — CROWN PROCEEDING ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 16 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 17 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	9,093	11,564

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which operates under the provisions of the Police Act. This office conducts investigations into all incidents where the actions or inactions of police may have caused serious injury or death to any person. This includes all on and off duty police who are members of the Royal Canadian Mounted Police in British Columbia, a municipal police force, and on duty special provincial constables. When such investigations result in Crown counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. Costs may be recovered from ministries, Crown agencies, boards and commissions, other provincial governments, and other organizations for activities described within this sub-vote.

VOTE 17 — INDEPENDENT INVESTIGATIONS OFFICE	9,093	11,564

MINISTRY OF ATTORNEY GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Public Guardian and Trustee Operating Account; and the Public Inquiry Act.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	10,763	11,530
Less: Transfer from Ministry Operations Vote	(10,763)	(11,530)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

PUBLIC INQUIRY ACT

Statutory Appropriation
Public Inquiry Act	850	—

Statutory Appropriation Description: This statutory appropriation provides for the Commission of Inquiry into Money Laundering in British Columbia established under the Public Inquiry Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	564,977	608,330
Operating Costs	140,588	145,519
Government Transfers	147,616	172,734
Other Expenses	28,621	28,630
Internal Recoveries	(120,550)	(121,305)
External Recoveries	(53,066)	(60,586)
TOTAL OPERATING EXPENSES	708,186	773,322

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	24,582	25,101
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(34,479)	(37,785)
Internal and External Recoveries	23,716	26,255
Transfer from Ministry Operations Vote	10,763	11,530
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(363)	(363)
Net Cash Source (Requirement)	(363)	(363)
Working Capital Adjustments and Other Spending Authority Committed[3]	882	689
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	25,101	25,427

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

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MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to work together to deliver inclusive, culturally respectful, responsive, and accessible services to support the well-being of children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 18 — Ministry Operations	1,740,645	1,912,095

OPERATING EXPENSES	1,740,645	1,912,095
CAPITAL EXPENDITURES [2]	1,000	2,395
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Early Childhood Development	40,256	41,858	(2)	41,856
Services for Children and Youth with Support Needs	480,381	531,174	(2,285)	528,889
Child and Youth Mental Health Services	119,471	122,972	(775)	122,197
Child Safety, Family Support and Children in Care Services	834,381	998,167	(63,012)	935,155
Adoption Services	36,451	37,953	(2)	37,951
Youth Justice Services	51,320	69,305	(17,985)	51,320
Service Delivery Support	161,426	173,424	(199)	173,225
Executive and Support Services	16,959	22,183	(681)	21,502
TOTAL OPERATING EXPENSES	1,740,645	1,997,036	(84,941)	1,912,095

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Service Delivery Support	1,000	2,395	—	2,395
TOTAL	1,000	2,395	—	2,395

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 18 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Early Childhood Development; Services for Children and Youth with Support Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY CHILDHOOD DEVELOPMENT

Voted Appropriation
Early Childhood Development	40,256	41,856

Voted Appropriation Description: This sub-vote provides funding for early childhood development and services primarily aimed at infants, young children, and their families. This sub-vote also provides for transfers to Indigenous Governing Bodies or other Indigenous parties for their delivery of child and family service programs in alignment with jurisdiction. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SUPPORT NEEDS

Voted Appropriation
Services for Children and Youth with Support Needs	480,381	528,889

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with support needs and their families. These include early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs agreements under the Child, Family and Community Service Act; and specialized provincial services. This sub-vote also provides for transfers to Indigenous Governing Bodies or other Indigenous parties for their delivery of child and family service programs in alignment with jurisdiction. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	119,471	122,197

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes, but is not limited to, the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. This sub-vote also provides for transfers to Indigenous Governing Bodies and other Indigenous parties for their delivery of child and family service programs in alignment with jurisdiction. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	834,381	935,155

Voted Appropriation Description: This sub-vote provides funding for the welfare of children, youth, and young adults through programs and services provided for under the Child, Family and Community Service Act, the Community Care and Assisted Living Act, the Employment and Assistance Act, and the Infants Act, or other supports consistent with the intent of legislation. These include family supports; collaborative planning and decision-making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Indigenous children, youth, and families. This sub-vote also provides funding for programs and services dedicated to young adults transitioning from in-care or out-of-care services and arrangements. This sub-vote provides for transfers to Indigenous Governing Bodies or other Indigenous parties for their delivery of child and family service programs in alignment with jurisdiction. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

ADOPTION SERVICES

Voted Appropriation
Adoption Services	36,451	37,951

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act and to facilitate the adoption of children in care. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance or other supports consistent with the intent of legislation. This sub-vote also provides for transfers to Indigenous Governing Bodies or other Indigenous parties for their delivery of adoption programs in alignment with jurisdiction. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	51,320	51,320

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. These include specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged with or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs consistent with the intent of legislation. This sub-vote also provides for transfers to Indigenous Governing Bodies or other Indigenous parties for their delivery of youth justice programs in alignment with jurisdiction. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	161,426	173,225

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include service delivery administration; policy development; integrated case management system; quality assurance; and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. It also provides for participation in the negotiation and development of coordination, reconciliation, and other agreements with First Nations, Indigenous Peoples and organizations, and the federal government to further the socio-cultural and socio-economic priorities of the ministry, including the transfer of jurisdiction for child and family service programs to Indigenous Governing Bodies or other Indigenous parties. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	677	722
Corporate Services	16,282	20,780
	16,959	21,502

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 18 — MINISTRY OPERATIONS	1,740,645	1,912,095

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	420,180	463,676
Operating Costs	66,697	70,930
Government Transfers	1,354,873	1,478,594
Other Expenses	29,980	29,980
Internal Recoveries	(46,144)	(46,144)
External Recoveries	(84,941)	(84,941)
TOTAL OPERATING EXPENSES	1,740,645	1,912,095

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates 2022/23	Estimates 2023/24

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF CITIZENS’ SERVICES

The mission of the Ministry of Citizens’ Services is to enable cost-effective, accessible, and responsive service delivery to the public through multiple access points and provide efficient services to government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2022/23[1]	2023/24
VOTED APPROPRIATION
Vote 19 — Ministry Operations	656,727	682,770

OPERATING EXPENSES	656,727	682,770
CAPITAL EXPENDITURES [2]	464,010	425,022
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	1,500	1,600
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CITIZENS’ SERVICES

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Services to Citizens and Businesses	31,528	47,306	(12,530)	34,776
Office of the Chief Information Officer	1,640	5,717	(3,694)	2,023
BC Data Service	24,477	29,231	(478)	28,753
Connectivity	13,705	23,983	(2)	23,981
Procurement and Supply Services	8,753	61,515	(51,191)	10,324
Real Property	362,596	470,759	(105,862)	364,897
Enterprise Services	173,393	196,841	(22,963)	173,878
Corporate Information and Records Management Office	22,646	25,987	(1,343)	24,644
Government Digital Experience	8,561	9,486	(2)	9,484
Executive and Support Services	9,428	10,045	(35)	10,010
TOTAL OPERATING EXPENSES	656,727	880,870	(198,100)	682,770

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
BC Data Service	110,000	110,000	—	110,000
Procurement and Supply Services	480	753	—	753
Real Property	305,718	259,610	—	259,610
Enterprise Services	47,476	54,449	—	54,449
Executive and Support Services	336	210	—	210
TOTAL	464,010	425,022	—	425,022

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Real Property	1,500	2,300	(700)	1,600
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,500	2,300	(700)	1,600

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 19 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, BC Data Service, Connectivity, Procurement and Supply Services, Real Property, Enterprise Services, Corporate Information and Records Management Office, Government Digital Experience, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	30,737	33,985
BC Online	790	790
BC Registry Services	1	1
	31,528	34,776

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points, including in-person, telephone, online and virtual; and implementation of cross-government initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, and business registry services for citizens and the business community, as well as identity and credential management. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	1,640	2,023

Voted Appropriation Description: This sub-vote provides for strategic planning and technology governance and direction for government. This includes the development of strategy, standards, policies, and programs to support government information management and information technology initiatives; as well as the planning, sourcing, policies, and strategies for telecommunications infrastructure across all levels of government, agencies, organizations, private sector partners, and other jurisdictions on behalf of the Province. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

BC DATA SERVICE

Voted Appropriation
BC Data Service	24,477	28,753

Voted Appropriation Description: This sub-vote provides for strategic planning, governance, and leadership for digital initiatives across government, including both technology and data. This scope includes the development of strategy, standards, enterprise architecture, policies, and programs to support government information management and information technology initiatives; review, prioritization, and support for government information management and information technology initiatives and investments; and the promotion and integration of information management and information technology to improve citizen-centred service delivery and public sector modernization. This sub-vote also includes services, advice, and support to government in relation to digital services, infrastructure and the transformation of information management, information technology and business processes. Funding may be provided to organizations to support initiatives described in this sub-vote, as well as other related activities. This sub-vote includes the Province’s suite of corporate data services, including advice, technology, support, planning, and capacity building for data-driven policy, initiatives, and programming across government and among key external partners. This sub-vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

CONNECTIVITY

Voted Appropriation
Connectivity	13,705	23,981

Voted Appropriation Description: This sub-vote provides leadership and expertise for the planning, development, funding, and coordination of programs, initiatives, and investments related to the access to, and expansion of, internet connectivity, cellular services, and other telecommunication services throughout British Columbia, including rural, remote, and Indigenous communities. Project funding may be supplemented by other levels of government, the private sector, and other parties. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

PROCUREMENT AND SUPPLY SERVICES

Voted Appropriation
Procurement and Supply Services	8,753	10,324

Voted Appropriation Description: This sub-vote provides for procurement and supply services as outlined under the Procurement Services Act, including warehousing, product distribution, asset disposition services, mail distribution and financial payment processing, print and publications, and intellectual property services to ministries and certain external customers. This sub-vote also provides for procurement transformation and advisory services to government ministries as well as support to a portfolio of strategic contracts and other complex, high-value service contracts across government and, as applicable, broader public sector entities. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

REAL PROPERTY

Voted Appropriation
Real Property	362,596	364,897

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, accommodation, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, construction, development, environmental, and technical services. Activities may include the acquisition of land on behalf of government, disposal of or making available land, and provision of services to public agencies in relation to land, as set out in the Public Agency Accommodation Act. This sub-vote also provides for directly-related accommodation to Indigenous Peoples resulting from the rental, lease, or disposal of Crown land or other related property. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may be recovered from revenues from the rental, lease, or disposal of Crown land or other related property. Costs may also be recovered from ministries, public agencies, and other public or private sector organizations or other parties for activities described within this sub-vote.

ENTERPRISE SERVICES

Voted Appropriation
Enterprise Services	173,393	173,878

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, operational support and governance; programs in support of digital government and project coordination services related to information management and information technology; corporate business application management; and information technology infrastructure, including network services, device services, security policy and operations, voice and data communications, application hosting, data services, and technical stewardship and standards. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for products and activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

CORPORATE INFORMATION AND RECORDS MANAGEMENT OFFICE

Voted Appropriation
Corporate Information and Records Management Office	22,646	24,644

Voted Appropriation Description: This sub-vote provides for strategic corporate information management governance, including access to information, records management, privacy protection, and the development of information management policy; the general operations of the Corporate Information and Records Management Office, including the administration of the Freedom of Information and Protection of Privacy Act, the Personal Information Protection Act, the Information Management Act, and related standards, policies, and operational tools; the development of new legislation and administrative tools to support government’s strategic initiatives in information management; records management services, privacy protection, and information access services to government and government organizations, as well as activities to assure compliance with legislation, standards, policies, programs, and practices; and the establishment and operation of digital identity and trust policies, programs, services, and technologies. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

GOVERNMENT DIGITAL EXPERIENCE

Voted Appropriation
Government Digital Experience	8,561	9,484

Voted Appropriation Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the delivery of common web services for government; service and content design; and citizen engagement activities. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	591	710
Corporate Services	8,837	9,300
	9,428	10,010

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Citizens’ Services and for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement and employee communications; and other administrative services, including financial, facility, and security management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	656,727	682,770

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	181,631	201,705
Operating Costs	725,911	722,963
Government Transfers	10,000	20,000
Other Expenses	123,796	122,716
Internal Recoveries	(186,513)	(186,514)
External Recoveries	(198,098)	(198,100)
TOTAL OPERATING EXPENSES	656,727	682,770

MINISTRY OF CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates 2022/23	Estimates 2023/24

REAL PROPERTY

STRATEGIC REAL ESTATE SERVICES — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the Province. Receipts represent a portion of the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,500	2,300
Receipts	(1,000)	(700)
Net Cash Requirement (Source)	1,500	1,600

MINISTRY OF EDUCATION AND CHILD CARE

The mission of the Ministry of Education and Child Care is to set legal, financial, curricular, and accountability frameworks to achieve the vision of capable children and young people thriving in a rapidly changing world; and to increase access to quality, inclusive, affordable child care.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 20 — Ministry Operations	8,178,585	8,835,152

STATUTORY APPROPRIATIONS
British Columbia Training and Education Savings Program Special Account	30,001	30,001
Teachers Act Special Account	8,863	8,817

OPERATING EXPENSES	8,217,449	8,873,970
CAPITAL EXPENDITURES [2]	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF EDUCATION AND CHILD CARE

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Public Schools	6,764,001	7,426,192	(34,698)	7,391,494
Independent Schools	490,795	499,177	(200)	498,977
Transfers to Other Partners	56,718	67,394	(5,756)	61,638
Child Care	815,884	1,648,985	(821,608)	827,377
Executive and Support Services	51,187	63,364	(7,698)	55,666
British Columbia Training and Education Savings Program Special Account	30,001	30,001	—	30,001
Teachers Act Special Account	8,863	8,817	—	8,817
TOTAL OPERATING EXPENSES	8,217,449	9,743,930	(869,960)	8,873,970

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	3	3	—	3
TOTAL	3	3	—	3

MINISTRY OF EDUCATION AND CHILD CARE

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 20 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Public Schools, Independent Schools, Transfers to Other Partners, Child Care, and Executive and Support Services.

PUBLIC SCHOOLS

Voted Appropriation
Public Schools	6,764,001	7,391,494

Voted Appropriation Description: This sub-vote provides for funding to support public schools, including support for K-12 education, early learning, the Official Languages in Education Protocol, and funding to address class organization in public schools. Costs may be recovered from ministries, boards of education, and the federal government for activities described within this sub-vote.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	490,795	498,977

Voted Appropriation Description: This sub-vote provides for funding to support eligible independent schools. Costs may be recovered from independent schools and the federal government for activities described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	56,718	61,638

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, early learning and literacy, post-secondary and career transition programs, including scholarships and awards, and the Official Languages in Education Protocol. Costs may be recovered from public sector agencies and the federal government for activities described within this sub-vote.

CHILD CARE

Voted Appropriation
Child Care	815,884	827,377

Voted Appropriation Description: This sub-vote provides funding for child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for funding to enable the director of the Early Childhood Educator Registry to fulfill legislated obligations under the Community Care and Assisted Living Act; and provides for subsidies to parents under the Child Care Subsidy Act or successor legislation, and payments to organizations which provide or support child care services under the Child Care BC Act or successor legislation. This sub-vote also provides funding for strategic and operational services which support child care service delivery, including service delivery administration; policy development; integrated case management system; quality assurance; and other supporting services. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF EDUCATION AND CHILD CARE

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	1,058	1,348
Corporate Services	50,129	54,318
	51,187	55,666

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and Child Care, the Minister of State for Child Care; and for corporate services to the ministry and the boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	8,178,585	8,835,152

MINISTRY OF EDUCATION AND CHILD CARE

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: British Columbia Training and Education Savings Program and Teachers Act Special Account.

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM

Statutory Appropriation
British Columbia Training and Education Savings Program special account	30,001	30,001

Statutory Appropriation Description: This statutory appropriation provides for the British Columbia Training and Education Savings Program special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	8,863	8,817

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	107,445	113,672
Operating Costs	59,095	62,247
Government Transfers	8,527,212	9,563,653
Other Expenses	36,806	5,005
Internal Recoveries	(646)	(647)
External Recoveries	(512,463)	(869,960)
TOTAL OPERATING EXPENSES	8,217,449	8,873,970

MINISTRY OF EDUCATION AND CHILD CARE

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The British Columbia Training and Education Savings Program special account provides funding for a grant program for the benefit of eligible students born on or after January 1, 2006. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	474,072	447,528
OPERATING TRANSACTIONS
Revenue	4,457	19,054
Expense	(30,001)	(30,001)
Net Revenue (Expense)	(25,544)	(10,947)

Difference Between 2022/23 Estimates and Projected Actual Net Revenue (Expense)	(1,000)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	447,528	436,581

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF EDUCATION AND CHILD CARE

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account under the Teachers Act in 2012. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, the School Act, and the Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,053	1,354
OPERATING TRANSACTIONS
Revenue	7,680	7,650
Expense	(8,863)	(8,817)
Net Revenue (Expense)	(1,183)	(1,167)

Difference Between 2022/23 Estimates and Projected Actual Net Revenue (Expense)	484

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	1,354	187

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

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intentionally left blank.

MINISTRY OF EMERGENCY MANAGEMENT AND CLIMATE READINESS

The mission of the Ministry of Emergency Management and Climate Readiness is to lead emergency and disaster risk management, build and foster collaborative relationships and partnerships, advance meaningful and lasting reconciliation with Indigenous Peoples, and support all people in British Columbia to reduce climate and disaster risk. The ministry is responsible for providing cross-ministry coordination to enhance British Columbia’s readiness and resilience towards climate and disaster risks and ensures a comprehensive and interconnected approach to achieving climate and disaster risk reduction.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 21 — Ministry Operations	42,675	64,363
Vote 22 — Emergency Program Act	436,420	36,420

OPERATING EXPENSES	479,095	100,783
CAPITAL EXPENDITURES [2]	495	524
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF EMERGENCY MANAGEMENT AND CLIMATE READINESS

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Emergency Management and Climate Readiness	31,636	61,335	(10,491)	50,844
Executive and Support Services	11,039	13,519	—	13,519
Emergency Program Act	436,420	36,421	(1)	36,420
TOTAL OPERATING EXPENSES	479,095	111,275	(10,492)	100,783

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Emergency Management and Climate Readiness	495	524	—	524
TOTAL	495	524	—	524

MINISTRY OF EMERGENCY MANAGEMENT AND CLIMATE READINESS

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 21 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Emergency Management and Climate Readiness and Executive and Support Services.

EMERGENCY MANAGEMENT AND CLIMATE READINESS

Voted Appropriation
Emergency Management and Climate Readiness	31,636	50,844

Voted Appropriation Description: This sub-vote provides for program costs related to provincial emergency and disaster risk management and climate readiness; emergency management, disaster mitigation, preparedness, risk and resiliency policy development; preparation and planning; disaster risk and resiliency initiatives; disaster mitigation activities; and promotion of emergency management and climate readiness capacity within British Columbian communities. Costs may be recovered from ministries, Crown agencies, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	18	714
Corporate Services	11,021	12,805
	11,039	13,519

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Emergency Management and Climate Readiness; and executive direction of the ministry, including the deputy minister’s office; general services to support program delivery; and management services for the ministry, including financial administration, human resources management, information management and information technology, facilities management, and organizational development. Costs may be recovered from ministries for activities described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	42,675	64,363

MINISTRY OF EMERGENCY MANAGEMENT AND CLIMATE READINESS

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 22 — EMERGENCY PROGRAM ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	436,420	36,420

Voted Appropriation Description: This sub-vote provides for operations and operational support described in the Emergency Program Act, including response to and recovery from emergencies and disasters, and for hazard mitigation initiatives. This sub-vote allows for statutory appropriation under the Emergency Program Act. Costs may be recovered from ministries, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 22 — EMERGENCY PROGRAM ACT	436,420	36,420

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,924	34,847
Operating Costs	32,264	37,029
Government Transfers	434,899	39,899
Other Expenses	29	29
Internal Recoveries	(529)	(529)
External Recoveries	(10,492)	(10,492)
TOTAL OPERATING EXPENSES	479,095	100,783

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

The mission of the Ministry of Energy, Mines and Low Carbon Innovation is to facilitate sustainable, safe, environmentally responsible, and competitive natural gas, oil, energy, and mining sectors for the benefit of British Columbians and effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 23 — Ministry Operations	109,556	118,408

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	2,403	10,128

OPERATING EXPENSES	111,959	128,536
CAPITAL EXPENDITURES [2]	586	546
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Mines Competitiveness and Authorizations	24,551	31,436	(3,053)	28,383
Mines Health, Safety and Enforcement	12,693	13,672	(2)	13,670
Electricity and Alternative Energy	38,888	41,367	(2)	41,365
Oil and Gas	17,271	17,708	(2)	17,706
Strategic and Indigenous Affairs	2,515	2,671	(2)	2,669
Executive and Support Services	13,638	14,621	(6)	14,615
Innovative Clean Energy Fund Special Account	2,403	10,130	(2)	10,128
TOTAL OPERATING EXPENSES	111,959	131,605	(3,069)	128,536

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	586	546	—	546
TOTAL	586	546	—	546

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Oil and Gas	—	45,000	(45,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	45,000	(45,000)	—

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 23 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Mines Competitiveness and Authorizations; Mines Health, Safety and Enforcement; Electricity and Alternative Energy; Oil and Gas; Strategic and Indigenous Affairs; and Executive and Support Services.

MINES COMPETITIVENESS AND AUTHORIZATIONS

Voted Appropriation
Mines Competitiveness and Authorizations	24,551	28,383

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral, coal, and aggregate resources through developing and delivering geoscience databases and surveys; profiling British Columbia’s mineral and coal opportunities; providing secure mineral and coal tenure systems; delivering a fair, effective, and transparent permitting process; developing and implementing policies and legislation to attract investment in British Columbia; developing strategies and actions to continuously enhance provincial competitiveness; collecting fees and securities associated with permits and tenures; advising government agencies on mineral and coal resources and their potential; and engaging and collaborating with Indigenous communities, stakeholders, local and federal governments, and the public. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

MINES HEALTH, SAFETY AND ENFORCEMENT

Voted Appropriation
Mines Health, Safety and Enforcement	12,693	13,670

Voted Appropriation Description: This sub-vote provides for oversight of the mining sector, including health, safety, and technical oversight of all mineral, coal, and aggregate mine sites during exploration, development, production, and reclamation; performing independent effectiveness auditing for continuous improvements to mining regulatory oversight; undertaking inspections, investigations and enforcement; providing data-driven process and policy to support robust compliance and enforcement; engaging with Indigenous communities in relation to mining regulatory oversight; and providing for a standing Code Review Committee to ensure labour, Indigenous, and industry representatives are involved in developing British Columbia’s mine safety standards. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	38,888	41,365

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, distribution, and marketing; regional electricity trading and electricity system reliability and coordination, including the Columbia River Treaty; province-wide energy efficiency and clean fuel-switching measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also provides for legislative and regulatory initiatives and programs to increase energy technology innovation and the adoption of zero emission vehicles; reduce the carbon intensity of transportation fuels; and expand the production and use of renewable fuels. This sub-vote supports the provision of policy advice or direction to electrical and gas utilities and the regulator, the British Columbia Utilities Commission; ministers’ governance roles in respect of Crown corporations; private sector, Indigenous communities, and community investment in new electricity and alternative energy resources; and strategic policy development for clean, renewable energy producers. Costs may be recovered from ministries, including activities related to the Columbia River Treaty, Columbia Basin Trust, and Columbia Power Corporation; Crown agencies; other levels of government; and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

OIL AND GAS

Voted Appropriation
Oil and Gas	17,271	17,706

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s oil and gas resources, including issuing and administrating Crown petroleum and natural gas subsurface tenures, and storage reservoir tenures, as well as the revenues associated with those tenures; implementing restoration programs in partnership with First Nations to heal the land and partnering with industry on infrastructure projects that support resource development and contributes to lowering carbon intensity; undertaking analysis to develop and implement policies and programs, including the province’s royalty regime; identifying, stimulating, and facilitating development and market opportunities, such as development of the province’s liquefied natural gas industry and other industries that add value to British Columbia’s oil and gas resources; developing provincial statutes and regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals; facilitating and leading the development and implementation of major projects (liquefied natural gas and oil pipelines) and related infrastructure; developing and maintaining petroleum geology databases; assessing and collaborating cross-government on environmental monitoring and research, as well as on managing cumulative effects and land planning; providing for the restoration and remediation of oil and gas and related sites; and engaging and collaborating with Indigenous communities, stakeholders, local and federal governments, and the public. This sub-vote also provides for the receipt of funds to support Surface Rights Board orders relating to private land by oil and gas companies. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

STRATEGIC AND INDIGENOUS AFFAIRS

Voted Appropriation
Strategic and Indigenous Affairs	2,515	2,669

Voted Appropriation Description: This sub-vote provides for leadership and support in areas of strategic and cross-ministry policy, Indigenous relations, intergovernmental relations, business review and planning, the legislative affairs of the ministry, and liaising on Indigenous policy with the British Columbia Energy Regulator and the British Columbia Hydro and Power Authority. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	595	826
Corporate Services	13,043	13,789
	13,638	14,615

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy, Mines and Low Carbon Innovation and for the Parliamentary Secretary for Sustainable Economy; and executive support, including the deputy minister’s office; and coordination of legislation. This sub-vote also provides for corporate services and corporate business innovation, including legislation; internal communications; correspondence; records management; and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, and strategic human resources; information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	109,556	118,408

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	2,403	10,128

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	58,675	65,296
Operating Costs	31,326	34,265
Government Transfers	66,746	36,596
Other Expenses	2,586	2,758
Internal Recoveries	(4,305)	(7,310)
External Recoveries	(43,069)	(3,069)
TOTAL OPERATING EXPENSES	111,959	128,536

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government’s energy and environmental priorities through programs, projects, and initiatives that promote the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act or any amount received for payment into the special account. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Special Accounts Appropriation and Control Act, including administration of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	5,102	8,699
OPERATING TRANSACTIONS
Revenue	6,000	7,000
Expense	(2,406)	(10,131)
Internal and External Recoveries	3	3
Net Revenue (Expense)	3,597	(3,128)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	8,699	5,571

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates 2022/23	Estimates 2023/24

OIL AND GAS

BRITISH COLUMBIA ENERGY REGULATOR — Disbursements are provided by the Province to the British Columbia Energy Regulator with respect to oil and gas industry fees, levies, and taxes assessed and collected on behalf of the British Columbia Energy Regulator under the Energy Resource Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	44,000	45,000
Receipts	(44,000)	(45,000)
Net Cash Requirement (Source)	—	—

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MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

The mission of the Ministry of Environment and Climate Change Strategy is to provide leadership in ensuring our natural legacy for future generations and to support positive economic outcomes for British Columbia.

MINISTRY SUMMARY
($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 24 — Ministry Operations	315,933	199,682
Vote 25 — Environmental Assessment Office	15,367	16,392

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	9,800	12,920
Sustainable Environment Fund Special Account	30,435	26,135

OPERATING EXPENSES	371,535	255,129
CAPITAL EXPENDITURES [2]	42,914	47,375
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	10,000	10,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SUMMARY BY CORE BUSINESS
($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Environmental Protection	19,006	27,193	(2,216)	24,977
BC Parks, Recreation Sites and Trails	58,969	69,835	(234)	69,601
Compliance and Enforcement	24,220	26,118	(121)	25,997
Climate Action	42,513	43,025	(83)	42,942
CleanBC Program for Industry	142,919	6,465	(2)	6,463
Executive and Support Services	28,306	29,704	(2)	29,702
Environmental Assessment Office	15,367	17,293	(901)	16,392
Park Enhancement Fund Special Account	9,800	13,420	(500)	12,920
Sustainable Environment Fund Special Account	30,435	26,135	—	26,135
TOTAL OPERATING EXPENSES	371,535	259,188	(4,059)	255,129

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	42,514	46,975	—	46,975
Park Enhancement Fund Special Account	400	400	—	400
TOTAL	42,914	47,375	—	47,375

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Climate Action	10,000	10,000	—	10,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	10,000	10,000	—	10,000

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

VOTE 24 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Environmental Protection; BC Parks, Recreation Sites and Trails; Compliance and Enforcement; Climate Action; CleanBC Program for Industry; and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	19,006	24,977

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things; administering the Sustainable Environment Fund Act; setting emission and discharge standards; monitoring and reporting on ambient air and water quality; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and administering extended producer responsibility programs. This sub-vote also provides for the provision of laboratory services to ministry-related vote activities, and to other public and private sector entities on a cost recovery basis. Activities also include the acquisition, collection, analysis, interpretation, inventorying, and reporting of data and activities related to emissions and discharges into the environment. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may also be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BC PARKS, RECREATION SITES AND TRAILS

Voted Appropriation
BC Parks, Recreation Sites and Trails	58,969	69,601

Voted Appropriation Description: This sub-vote provides for acquisition, planning, management, administration, and utilization of areas for recreation and conservation, including provincial parks and protected areas, and recreation sites and trails. This includes planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and protected areas, recreation sites and trails, and reconciliation efforts with Indigenous Peoples through joint stewardship, cultural acknowledgement, and other government-to-government partnership activities; wildfire planning, prevention, and awareness; initiation of compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park and recreation site facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promotion of use and awareness of the protected areas system; and fundraising from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	24,220	25,997

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia and Canada laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment. This sub-vote also provides for monitoring, compliance, and enforcement of environmental standards for natural resources management for government and revenue policies; managing public safety issues related to regulated activities, human/wildlife conflicts, and predator/livestock issues; combating natural resources crimes; and enforcing rules governing the use of forest service recreation sites, trails, and fire bans. This sub-vote also provides for legislation and policy development and implementation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS
($000)

	Estimates 2022/23	Estimates 2023/24

CLIMATE ACTION

Voted Appropriation
Climate Action	42,513	42,942

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Climate Change Accountability Act, along with British Columbia’s climate policies, the requirements under the Greenhouse Gas Industrial Reporting and Control Act, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include developing and leading the Province’s climate action strategy; research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; the management and delivery of cross-government initiatives; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, and the procurement of carbon offsets. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

CLEANBC PROGRAM FOR INDUSTRY

Voted Appropriation
CleanBC Program for Industry	142,919	6,463

Voted Appropriation Description: This sub-vote provides for the administration and implementation of programs that improve the competitiveness of large industrial emitters operating within British Columbia, supports projects that identify or reduce greenhouse gas emissions from large industrial emitters, and provides incentives for large industrial emitters to identify or reduce emissions to meet low emission benchmarks. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	651	822
Corporate Services	27,655	28,880
	28,306	29,702

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment and Climate Change Strategy and the office of the Parliamentary Secretary for Environment; and executive support, including the deputy minister’s office, corporate administration, and corporate service transformation; strategic planning; systems planning; corporate policy development; coordination of legislation and intergovernmental relations, developing and maintaining relationships with Indigenous Peoples, including through reconciliation activities and Indigenous partnerships; program evaluation; and economic and regulatory impact analysis. This sub-vote also provides for the management and delivery of programs that report information to the public on the state of the environment and environmental trends; executive direction to the ministry; finance, administrative, and strategic human resources; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 24 — MINISTRY OPERATIONS	315,933	199,682

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 25 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	15,367	16,392

Voted Appropriation Description: This sub-vote provides for the administration and continuous improvement of an objective, publicly accessible, and neutrally administered process under the Environmental Assessment Act. The process assesses environmental, economic, social, cultural, and health effects of major projects proposed in British Columbia; identifies means for preventing or reducing adverse effects; and regulates certified projects to ensure compliance with legally-binding project conditions. The Environmental Assessment Office promotes sustainability and supports reconciliation with Indigenous Peoples in British Columbia. The Environmental Assessment Office also facilitates public participation in environmental assessments and coordinates assessments with other governments, including Indigenous nations, and with other provincial ministries and agencies. Where projects have proceeded successfully through the process, the Environmental Assessment Office leads compliance and effectiveness monitoring, audit, and management, often in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

VOTE 25 — ENVIRONMENTAL ASSESSMENT OFFICE	15,367	16,392

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

STATUTORY DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	9,800	12,920

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	30,435	26,135

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	110,770	127,356
Operating Costs	80,660	82,840
Government Transfers	171,188	35,353
Other Expenses	45,417	41,780
Internal Recoveries	(32,441)	(28,141)
External Recoveries	(4,059)	(4,059)
TOTAL OPERATING EXPENSES	371,535	255,129

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act in 2008. It provides for enhanced management, facilities, and services benefiting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; from the sale of BC Parks license plates; from donations, bequests, contributions from agreements under the Act; and earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	17,241	16,941
OPERATING TRANSACTIONS
Revenue	9,900	12,900
Expense	(10,300)	(13,420)
Internal and External Recoveries	500	500
Net Revenue (Expense)	100	(20)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	16,941	16,521

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water; and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, the Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, and licences; and from contributions from the federal government, other organizations, and individuals. Expenses represent transfers provided to the Ministry of Environment and Climate Change Strategy for administration and development of policies, legislation, regulations, standards and criteria for discharges and emissions; monitoring and understanding of the receiving environment; education and encouragement of activities to prevent pollution; enforcement of waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; and soil and water remediation projects. Transfers are also provided to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	7,425	4,180
OPERATING TRANSACTIONS
Revenue	27,190	27,190
Expense	(30,435)	(26,135)
Net Revenue (Expense)	(3,245)	1,055

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	4,180	5,235

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates 2022/23	Estimates 2023/24

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	10,000	10,000
Receipts	—	—
Net Cash Requirement (Source)	10,000	10,000

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MINISTRY OF FINANCE

The mission of the Ministry of Finance is to be trusted partners delivering responsible, consistent, and valued financial and fiscal services, leadership, and advice; provide human resource leadership and services that contribute to better business performance of ministries and government as a whole; plan, coordinate, and deliver communications programs, policies, research, and services for ministries and certain public bodies; enhance access to government services and information for citizens; and directly engage with citizens on issues and decisions made by government.

MINISTRY SUMMARY
($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	318,847	338,869
Vote 27 — Government Communications and Public Engagement	28,338	29,341
Vote 28 — BC Public Service Agency	59,781	63,385
Vote 29 — Benefits and Other Employment Costs	1	1

STATUTORY APPROPRIATIONS
Housing Priority Initiatives Special Account	785,738	1,042,010
Insurance and Risk Management Account Special Account	4,630	5,858
Long Term Disability Fund Special Account	68,675	76,135
Less: Transfer from Ministry Operations Vote	(44,690)	(47,398)
Provincial Home Acquisition Wind Up Special Account	10	10
Land Tax Deferment Act	—	70,000

OPERATING EXPENSES	1,221,330	1,578,211
CAPITAL EXPENDITURES [2]	302	282
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	282,250	379,967
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FINANCE

SUMMARY BY CORE BUSINESS
($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Treasury Board Staff	9,150	9,573	(10)	9,563
Office of the Comptroller General	21,799	23,110	(209)	22,901
Treasury	1	45,068	(45,067)	1
Revenue Division	212,895	226,010	(3,673)	222,337
Policy and Legislation	8,280	10,844	(2,154)	8,690
Public Sector Employers’ Council Secretariat	17,339	22,890	(21)	22,869
Crown Agencies Secretariat	7,034	7,428	(3)	7,425
Executive and Support Services	42,349	53,967	(8,884)	45,083
Government Communications	28,338	29,602	(261)	29,341
BC Public Service Agency	59,781	67,405	(4,020)	63,385
Benefits and Other Employment Costs	1	82,079	(82,078)	1
Housing Priority Initiatives Special Account	785,738	1,042,105	(95)	1,042,010
Insurance and Risk Management Account Special Account	4,630	8,279	(2,421)	5,858
Long Term Disability Fund Special Account	23,985	38,257	(9,520)	28,737
Provincial Home Acquisition Wind Up Special Account	10	10	—	10
Land Tax Deferment Act	—	70,000	—	70,000
TOTAL OPERATING EXPENSES	1,221,330	1,736,627	(158,416)	1,578,211

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	292	272	—	272
BC Public Service Agency	10	10	—	10
TOTAL	302	282	—	282

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Revenue Division	282,250	634,467	(254,500)	379,967
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	282,250	634,467	(254,500)	379,967

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Revenue Division	—	1,471,100	(1,471,100)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,471,100	(1,471,100)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

VOTE 26 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Crown Agencies Secretariat, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	9,150	9,563

Voted Appropriation Description: This sub-vote provides for advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; and fiscal arrangements with the federal government and other levels of government. This sub-vote also provides for the development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriations
Office of the Comptroller General	19,375	20,250
Internal Audit and Advisory Services	2,424	2,651
	21,799	22,901

Voted Appropriations Description: This sub-vote provides for a corporate governance framework over financial management, procurement, and general administration for the provincial government. Activities include the development of legislation, policies, procedures, and guidelines; directing the methods of accounting; administration of the central accounts of government; evaluation of financial management throughout government; management advisory services; and preparation of the Public Accounts, other statements, and financial reports. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Financial System. This sub-vote also provides for performance management, compliance monitoring, payment diversion, forensic examinations, and internal audits. This sub-vote also provides for the administration of unclaimed property and other duties assigned to the Comptroller General by Treasury Board. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Central Deposit Program, the Consolidated Revenue Fund, and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

	Estimates 2022/23	Estimates 2023/24

REVENUE DIVISION

Voted Appropriation
Revenue Division	212,895	222,337

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of revenue statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; and the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, organizations within the government reporting entity, and parties external to government for services described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	8,279	8,689
Assessment Services	1	1
	8,280	8,690

Voted Appropriations Description: This sub-vote provides for the legislative frameworks for the corporate and personal property registries, as well as the regulation of financial services, capital markets, occupational pension plans, real estate services, mortgage brokers, corporations, cooperatives, partnerships, and societies. This sub-vote is also responsible for the coordination of budget and non-budget legislation for the ministry. In addition, this sub-vote provides advice to the Minister of Finance and government on tax policy, property assessment policy, and intergovernmental fiscal relations and income security; for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government; and supports the implementation of government tax and assessment policy through legislation and regulation. This sub-vote provides for anti-money laundering initiatives, including land owner transparency initiatives, and data analytics capabilities. This sub-vote also provides for transfers to Crown corporations and agencies for which the ministry is responsible. This sub-vote also provides for the administration of the Assessment Act, and the Assessment Authority Act, and for the operation of the Property Assessment Review Panels, including the fees and expenses of appointees to the Panels. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	17,339	22,869

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes government’s financial contributions to employers’ associations established under the Public Sector Employers Act. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for activities described within this sub-vote. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	7,034	7,425

Voted Appropriation Description: This sub-vote provides for the operations of the Crown Agencies Secretariat, specifically its role to oversee governance, finances, operational policy, major projects, and corporate accountability for Crown corporations and other public sector organizations. This includes working with Crown agencies and other public sector organizations and responsible ministries to review, develop, implement and/or monitor governance structures, policies and legislation, financial results, major project planning and delivery, and corporate planning and reporting, and to distribute provincial gaming proceeds. This sub-vote also provides for leadership, direction and/or strategic advice on issues related to Crown agencies and other public sector organizations, including financial matters, policy and legislation, issues management and stakeholder relations, leadership, and delivery of public sector board governance best practices and training, as well as recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	885	951
Corporate Services	41,464	44,132
	42,349	45,083

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including the office of the Minister of Finance; the Parliamentary Secretary for Gender Equity; the deputy minister’s office; the Anti-Money Laundering Secretariat; Government House; the Gender Equity Office; services related to the Columbia River Treaty; and executive, strategic, and administrative support for the ministry, including financial, strategic human resources, corporate planning, communications, information management and information technology, facility and other executive and corporate support services. Executive and support services are provided to the BC Public Service Agency, Government Communications and Public Engagement, Public Sector Employers’ Council Secretariat, Crown Agencies Secretariat, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from the revenue raised from the proceeds of the sale of electricity related to the Columbia River Treaty. Costs may also be recovered from special accounts, ministries, organizations within the government reporting entity, other levels of government, and parties both internal and external to government for activities described within this sub-vote.

VOTE 26 — MINISTRY OPERATIONS	318,847	338,869

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

VOTE 27 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Government Communications.

GOVERNMENT COMMUNICATIONS

Voted Appropriation
Government Communications	28,338	29,341

Voted Appropriation Description: This sub-vote provides for planning, coordination, and delivery of communications about public services to people in British Columbia including programs, policies, research, and services for ministries and certain public bodies. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications-related activities. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

VOTE 27 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	28,338	29,341

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 28 — BC PUBLIC SERVICE AGENCY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: BC Public Service Agency.

BC PUBLIC SERVICE AGENCY

Voted Appropriations
Human Resources Services and Solutions	15,841	16,961
People and Organizational Development	9,922	10,429
Policy, Innovation and Engagement	1,564	1,618
Employee Relations	4,796	5,199
Corporate Services	27,658	29,178
	59,781	63,385

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of human resource services to assist clients in meeting their business goals, including diversity and inclusion, compensation and classification, payroll, learning services, performance management, development, recognition and engagement programs, succession management, hiring, and other human resource related programs. This sub-vote also provides for a full range of labour relations and employment services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits and Other Employment Costs Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 28 — BC PUBLIC SERVICE AGENCY	59,781	63,385

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

VOTE 29 — BENEFITS AND OTHER EMPLOYMENT COSTS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Benefits and Other Employment Costs.

BENEFITS AND OTHER EMPLOYMENT COSTS

Voted Appropriations
Pension Contribution and Retirement Benefits	409,533	467,138
Employer Health Tax	49,600	55,126
Employee Health Benefits	132,679	144,069
Long Term Disability	43,690	46,067
Other Benefits	9,025	9,082
Benefits Administration	10,193	11,247
Recoveries	(654,719)	(732,728)
	1	1

Voted Appropriations Description: This sub-vote provides for services and payment of costs related to employment-related benefits, including pension, retirement, employer contributions to Canada Pension Plan and Employment Insurance, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the payment of the Employer Health Tax. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 29 — BENEFITS AND OTHER EMPLOYMENT COSTS	1	1

MINISTRY OF FINANCE

STATUTORY DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Priority Initiatives, Insurance and Risk Management Account, Long Term Disability Fund, and Provincial Home Acquisition Wind Up; and the Land Tax Deferment Act.

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

Statutory Appropriation
Housing Priority Initiatives special account	785,738	1,042,010

Statutory Appropriation Description: This statutory appropriation provides for the Housing Priority Initiatives special account which is governed under the Special Accounts Appropriation and Control Act.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,630	5,858

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

Statutory Appropriation
Long Term Disability Fund special account	68,675	76,135
Less: Transfer from Ministry Operations Vote	(44,690)	(47,398)
	23,985	28,737

Statutory Appropriation Description: This statutory appropriation provides for the Long Term Disability Fund special account which is governed under the Public Service Benefit Plan Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

LAND TAX DEFERMENT ACT

Statutory Appropriation
Land Tax Deferment Act	—	70,000

Statutory Appropriation Description: This statutory appropriation provides for the expenses recognized as a result of the concessionary terms of agreements under the Land Tax Deferment Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	981,736	1,089,661
Operating Costs	140,706	143,614
Government Transfers	857,520	1,191,037
Other Expenses	140,000	147,579
Internal Recoveries	(755,412)	(835,264)
External Recoveries	(143,220)	(158,416)
TOTAL OPERATING EXPENSES	1,221,330	1,578,211

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act in 2016 for the purposes of supporting housing, rental, and shelter programs as set out under the Act. Expenses include acquisition, construction, maintenance, renovation, support payments, and administrative costs; revenue and recoveries include transfers, receipts, and interest allocated; receipts include repayment of loans issued and interest paid on those loans; and disbursements include loans issued, support payments, and payments in respect of loan guarantees.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	408,981	408,981
OPERATING TRANSACTIONS
Revenue	785,738	1,042,010
Expense	(785,739)	(1,042,105)
Internal and External Recoveries	1	95
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	408,981	408,981

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989 and was continued as a special account under the Financial Administration Act, for the purpose of providing insurance and/or risk management services to or for participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with or for participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with or for participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	665,691	684,384
OPERATING TRANSACTIONS
Revenue	23,273	23,273
Expense	(55,117)	(56,345)
Internal and External Recoveries	50,487	50,487
Net Revenue (Expense)	18,643	17,415

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	50	50
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	684,384	701,849

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

This account was established under the Public Service Benefit Plan Act in 2017 for the purpose of continuing the operations of the Long Term Disability Plan. Revenues and recoveries include premiums paid into the special account by participating employers and interest amounts credited to the special account balance as prescribed by regulation. Expenses of the special account include benefit payments, expenses relating to changes in the actuarial estimate of plan liabilities, and plan administrative costs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	805,876	827,679
OPERATING TRANSACTIONS
Revenue	45,788	48,353
Expense	(80,060)	(85,990)
Internal and External Recoveries	11,385	9,855
Transfer from Ministry Operations Vote	44,690	47,398
Net Revenue (Expense)	21,803	19,616

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	827,679	847,295

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Program Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	15,469	15,463
OPERATING TRANSACTIONS
Revenue	4	4
Expense	(10)	(10)
Net Revenue (Expense)	(6)	(6)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	15,463	15,457

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates 2022/23	Estimates 2023/24

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the Province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	7,000	7,000
Receipts	(18,000)	(16,000)
Net Cash Requirement (Source)	(11,000)	(9,000)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the Province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Families with Children Tax Deferment Program. The property owner or the estate is required to repay to the Province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	300,000	300,000
Receipts	(120,000)	(120,000)
Net Cash Requirement (Source)	180,000	180,000

LOCAL GOVERNMENT ACT — Disbursements are made to Improvement Districts by the Province to purchase capital assets and are charged interest and an administration fee. The minister may authorize that the amount required to be collected from property owners benefiting from the use of the assets, including interest and administration fees, be levied over a number of years and in the manner that the minister considers appropriate. Receipts represent repayments of outstanding principal recovered by rural property tax levy. Interest and fee revenues recovered by the levy are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,000	2,000
Receipts	(2,000)	(2,000)
Net Cash Requirement (Source)	—	—

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(1,750)	(1,500)
Net Cash Requirement (Source)	(1,750)	(1,500)

STUDENTAID BC LOAN PROGRAM — Disbursements, in the form of student loans made to individuals who are eligible, lead to expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding student loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	230,000	325,467
Receipts	(115,000)	(115,000)
Net Cash Requirement (Source)	115,000	210,467

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
($000)

Estimates 2022/23	Estimates 2023/24

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the Province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	18,000	18,000
Receipts	(18,000)	(18,000)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the Province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	474,000	481,000
Receipts	(474,000)	(481,000)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the Province to the Cowichan Tribes based upon an estimate of the annual band tobacco tax collected as per a formula set out in the Consolidated Cowichan Tribes Tobacco Tax Collection Agreement. A commission is deducted to compensate the Province for administrative costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,700	4,100
Receipts	(3,700)	(4,100)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the Province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	53,000	109,000
Receipts	(53,000)	(109,000)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the Province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	430,000	440,000
Receipts	(430,000)	(440,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the Province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	398,000	419,000
Receipts	(398,000)	(419,000)
Net Cash Requirement (Source)	—	—

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MINISTRY OF FORESTS

The mission of the Ministry of Forests is taking care of the land base through an integrated approach in partnership with First Nations, communities, and ministries.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 30 — Ministry Operations	422,766	483,568
Vote 31 — Fire Management	194,285	204,120

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	206,742	236,929
Crown Land Special Account	500	500
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	824,293	925,117
CAPITAL EXPENDITURES [2]	79,182	92,856
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	102,729	95,513
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FORESTS

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Integrated Resource Operations	65,702	141,738	(59,726)	82,012
Office of the Chief Forester	111,946	143,306	(3,127)	140,179
Timber, Range and Economics	10,477	11,266	(2)	11,264
Fire Preparedness	43,348	45,474	(37)	45,437
Regional Operations	126,294	144,067	(5,213)	138,854
Executive and Support Services	64,999	66,252	(430)	65,822
Fire Management	194,285	216,391	(12,271)	204,120
BC Timber Sales Account Special Account	206,742	236,931	(2)	236,929
Crown Land Special Account	500	185,213	(184,713)	500
Forest Stand Management Fund Special Account	—	1,025	(1,025)	—
TOTAL OPERATING EXPENSES	824,293	1,191,663	(266,546)	925,117

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	35,936	35,749	—	35,749
Fire Management	2,575	16,000	—	16,000
BC Timber Sales Account Special Account	40,671	41,107	—	41,107
TOTAL	79,182	92,856	—	92,856

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Integrated Resource Operations	6,382	6,382	—	6,382
BC Timber Sales Account Special Account	96,347	89,131	—	89,131
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	102,729	95,513	—	95,513

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Regional Operations	—	6,500	(6,500)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,500	(6,500)	—

MINISTRY OF FORESTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2022/23	2023/24

VOTE 30 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Integrated Resource Operations; Office of the Chief Forester; Timber, Range and Economics; Fire Preparedness; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	65,702	82,012

Voted Appropriation Description: This sub-vote provides for stewardship and management activities related to the sustainable management of forests and rangeland, including legislation, policies, compliance and enforcement of laws relating to natural resource use; the management of water resources, including water rental remissions; river forecasts; water use regulation, planning, and licensing; dam and dike safety; the management of fish and wildlife resources, including the allocation of fish and wildlife, as well as the legislation, policies, and practices supporting sustainable management of fish and wildlife; maintaining the Crown Land Registry which is the legal registry of all natural resource tenures; and archaeological permitting and site registry and management. This sub-vote also provides for timber tenure policy, administration, and analysis; the construction and maintenance of forest service roads and bridges and associated infrastructure; resource road policy and legislation; Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; compensation; research and development related to wood products and processes; and directly-related accommodation to Indigenous Peoples resulting from the disposal of Crown land or other related property. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

OFFICE OF THE CHIEF FORESTER

Voted Appropriation
Office of the Chief Forester	111,946	140,179

Voted Appropriation Description: This sub-vote provides for forest management activities, including timber supply planning and allowable annual cut determinations; tree improvement; land-based research and investment programs; land-based investment; growth and yield modeling; forest genetics; forest inventory and analysis; climate change adaptation and mitigation; forest carbon initiative; integrated investment planning; bio-economy; innovation and Indigenous opportunities; silviculture policy, planning and practices, reforestation and fertilization; forest health monitoring and treatments; forest and range evaluation, forest health, harvest performance monitoring and reporting, forest management legislation, regulation and policy. Costs may be recovered from tree seed sales. Costs may also be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

TIMBER, RANGE AND ECONOMICS

Voted Appropriation
Timber, Range and Economics	10,477	11,264

Voted Appropriation Description: This sub-vote provides for pricing activities, including establishing policies and administering the province’s timber measurement, pricing, revenue forecasting and billing systems; Forest Act related compensation; log export policy; forest sector economic analysis, investor support, and forestry intelligence; management of British Columbia’s participation in Softwood Lumber trade litigation and negotiations; and resource worker safety. This sub-vote also provides for activities related to rangeland and invasive plant management, including legislation, policies, practices, and planning. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

FIRE PREPAREDNESS

Voted Appropriation
Fire Preparedness	43,348	45,437

Voted Appropriation Description: This sub-vote provides for the fire preparedness activities, including fire prevention, fire operations, strategic initiatives, corporate wildfire services, wildfire risks, enforcement and support for wildfire-related litigation, research and innovation, partnerships and strategic engagement, Geographic Information System, and organizational development. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF FORESTS

VOTE DESCRIPTIONS

 ($000)

Estimates	Estimates
2022/23	2023/24

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	126,294	138,854

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection, and other operational activities in relation to forests, lands, fish and wildlife, invasive species, rangeland, ecosystem restoration, water, soil, mining resources, and recreation; hunting, angling, and trapping; regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, land use initiatives, and for the operation of regional offices that provide client assistance with access to natural resource organizations. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	842	864
Corporate Services	64,157	64,958
	64,999	65,822

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including the office of the Minister of Forests; the Parliamentary Secretary for Forests; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, corporate and strategic policy legislation, and initiatives; intergovernmental relations; legal and litigation support services; and revenue collection. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote

VOTE 30 — MINISTRY OPERATIONS	422,766	483,568

MINISTRY OF FORESTS

VOTE DESCRIPTIONS

 ($000)

Estimates	Estimates
2022/23	2023/24

VOTE 31 — FIRE MANAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Fire Management.

FIRE MANAGEMENT

Voted Appropriation
Fire Management	194,285	204,120

Voted Appropriation Description: This sub-vote provides for authorized expenditures under the Wildfire Act, including direct fire control, abatement of public safety risks as a result of fire control, abatement of public safety risks on Crown land as a result of fire, rehabilitation of land damaged by fire control, rehabilitation of Crown land damaged by fire, abatement of fire hazard risks on Crown land, compensation to the owner of private land and any tenant of private land for damage caused to the private land by the government in carrying out the fire control, and fire prevention and fire preparedness. Costs may be recovered from special accounts, ministries, Crown corporations, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 31 — FIRE MANAGEMENT	194,285	204,120

MINISTRY OF FORESTS

STATUTORY DESCRIPTIONS

 ($000)

Estimates	Estimates
2022/23	2023/24

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	206,742	236,929

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	339,771	378,048
Operating Costs	400,743	425,451
Government Transfers	139,157	240,056
Other Expenses	181,996	196,694
Internal Recoveries	(46,307)	(48,586)
External Recoveries	(191,067)	(266,546)
TOTAL OPERATING EXPENSES	824,293	925,117

MINISTRY OF FORESTS

SPECIAL ACCOUNTS1

 ($000)

Estimates	Estimates
2022/23	2023/24

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees), and the proceeds from the sale of hard or soft assets incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; the costs associated with BC Timber Sales disposition agreements entered into under the Forest Act; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	752,749	795,757
OPERATING TRANSACTIONS
Revenue	260,482	274,430
Expense	(236,625)	(266,812)
Internal and External Recoveries	29,883	29,883
Net Revenue (Expense)	53,740	37,501

Difference Between 2022/23 Estimates and Projected Actual Net Revenue (Expense)	55,997

Transfer from (to) the General Fund	—	(200,000)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(96,347)	(89,131)
Capital Expenditures	(40,671)	(41,107)
Net Cash Source (Requirement)	(137,018)	(130,238)
Difference Between 2022/23 Estimates and Projected Actual Net Cash Source (Requirement)	20,302	—
Working Capital Adjustments and Other Spending Authority Committed[3]	49,987	100,584
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	795,757	603,604

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS

SPECIAL ACCOUNTS1

 ($000)

Estimates	Estimates
2022/23	2023/24

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, was changed to a special account under the Special Appropriations Act in 1982, and provisions were modified under the Special Accounts Appropriation and Control Act in 1988. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure and costs incurred for the accommodation of Indigenous interests directly related to the sale in fee simple, rental, lease, or exchange of Crown lands. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	100,825	104,189
Less: Cost of Development	(1,216)	(1,033)
	99,609	103,156
Expense	(500)	(500)
Net Revenue (Expense)	99,109	102,656

FREE CROWN GRANTS AND NOMINAL RENT TENURES[3]
Expense:[4]
- Ministry of Post-Secondary Education and Future Skills	(1)	(1)
- Ministry of Attorney General	(1)	(1)
- Ministry of Education and Child Care	(1)	(1)
- Ministry of Environment and Climate Change Strategy	(1)	(1)
- Ministry of Forests	(670)	(562)
- Ministry of Health	(1)	(1)
- Ministry of Jobs, Economic Development and Innovation	(1)	(1)
- Ministry of Municipal Affairs	(3,450)	(3,750)
- Ministry of Social Development and Poverty Reduction	(1)	(1)
- Ministry of Transportation and Infrastructure	(2,693)	(1)
- Renewal of Nominal Rent Tenures	(100,263)	(178,242)
- First Nations Contingency	(2,150)	(2,150)
- Contingency	(1)	(1)
Total Expense	(109,234)	(184,713)

Internal and External Recoveries	109,234	184,713
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(99,109)	(102,656)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	50,000	50,000

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]	Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

[4]	The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2023/24 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2022/23	2023/24

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies and costs related to the sustainable development, and promotion of safe and responsible use of provincial off-road vehicle trail networks. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, stumpage levies, and registration fees for off-road vehicles.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	13,826	13,826
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(1,025)	(1,025)
Internal and External Recoveries	1,025	1,025
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	13,826	13,826

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FORESTS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

 ($000)

Estimates	Estimates
2022/23	2023/24

INTEGRATED RESOURCE OPERATIONS

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,382	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,382	6,382

MINISTRY OF FORESTS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

 ($000)

Estimates	Estimates
2022/23	2023/24

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the Province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licences collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,500	6,500
Receipts	(6,500)	(6,500)
Net Cash Requirement (Source)	—	—

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MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 32 — Ministry Operations	25,313,043	28,526,258

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	25,460,293	28,673,508
CAPITAL EXPENDITURES [2]	30	509
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF HEALTH

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Health Programs	25,176,724	28,895,991	(557,890)	28,338,101
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	283,569	339,431	(4,024)	335,407
Health Special Account	147,250	147,250	—	147,250
TOTAL OPERATING EXPENSES	25,460,293	29,235,422	(561,914)	28,673,508

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	30	509	—	509
TOTAL	30	509	—	509

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 32 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	17,544,369	19,670,787
Medical Services Plan	6,069,225	7,038,783
PharmaCare	1,513,972	1,578,341
Health Benefits Operations	49,158	50,190
	25,176,724	28,338,101

Voted Appropriations Description: This sub-vote provides for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multidisciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Costs may be recovered from the federal government under the Home and Community Care and Mental Health and Addictions funding agreement. Costs may also be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,049	1,158
Stewardship and Corporate Services	282,520	334,249
	283,569	335,407

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health, the Parliamentary Secretary for Rural Health, and the Parliamentary Secretary for Seniors’ Services and Long-Term Care. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health care system; development of long-term health plans; monitoring and regulation of professional associations; administration, registration, record maintenance, certification, statistical analysis, and reporting births, deaths, and marriages occurring in the province through Vital Statistics; public health reports on population health through the Provincial Health Officer; and monitoring and reporting on a range of services for seniors related to health care, personal care, housing, transportation, and income support through the Office of the Seniors Advocate. Costs may be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	25,313,043	28,526,258

MINISTRY OF HEALTH

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	160,297	183,632
Operating Costs	180,050	222,513
Government Transfers	25,692,377	28,851,945
Other Expenses	150,122	150,122
Internal Recoveries	(159,862)	(172,790)
External Recoveries	(562,691)	(561,914)
TOTAL OPERATING EXPENSES	25,460,293	28,673,508

MINISTRY OF HEALTH

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	—	—

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

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MINISTRY OF HOUSING

The mission of the Ministry of Housing is to provide access to more affordable, safe and appropriate housing through housing and land use policy and programs, oversight of British Columbia Housing Management Commission, development of technical codes and standards, provision of services for landlords and tenants, and coordinated services and programs to prevent and reduce homelessness.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 33 — Ministry Operations	656,466	884,436

STATUTORY APPROPRIATION
Housing Endowment Fund Special Account	12,884	12,884

OPERATING EXPENSES	669,350	897,320
CAPITAL EXPENDITURES [2]	—	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF HOUSING

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Housing and Land Use Policy	8,573	40,199	(2)	40,197
Homelessness, Partnerships and Housing Supports	14,983	20,540	—	20,540
Strategy, Governance and Accountability	—	750	—	750
Transfers to Crown Corporations and Agencies	631,433	816,940	—	816,940
Executive and Support Services	1,477	6,011	(2)	6,009
Housing Endowment Fund Special Account	12,884	12,884	—	12,884
TOTAL OPERATING EXPENSES	669,350	897,324	(4)	897,320

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	—	3	—	3
TOTAL	—	3	—	3

MINISTRY OF HOUSING

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 33 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Housing and Land Use Policy; Homelessness, Partnerships and Housing Supports; Strategy, Governance and Accountability; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

HOUSING AND LAND USE POLICY

Voted Appropriation
Housing and Land Use Policy	8,573	40,197

Voted Appropriation Description: This sub-vote provides for housing and land use development and program delivery and building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act; the Building Officials’ Association Act, the Commercial Tenancy Act, the British Columbia Fire Code under the Fire Services Act; and the Building Act and concurrent authority for buildings and other structures under the Community Charter. Transfers are made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

HOMELESSNESS, PARTNERSHIPS AND HOUSING SUPPORTS

Voted Appropriations
Residential Tenancy	11,495	14,609
Homelessness Policy and Partnership Branch	3,488	5,931
	14,983	20,540

Voted Appropriations Description: This sub-vote provides for homelessness policy development and program delivery, and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the Residential Tenancy Act, and the Rent Distress Act. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote.

STRATEGY, GOVERNANCE AND ACCOUNTABILITY

Voted Appropriation
Strategy, Governance and Accountability	—	750

Voted Appropriation Description: This sub-vote provides for strategic project leadership, planning and performance oversight in the implementation of the Housing Strategy. This includes working with responsible ministries and British Columbia Housing Management Commission to review, develop, implement, and/or monitor results, including project planning and delivery. This sub-vote also provides for leadership, direction and/or strategic advice on issues, including policy and legislation, issues management, and stakeholder relations.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
British Columbia Housing Management Commission	631,433	816,940

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including British Columbia Housing Management Commission.

MINISTRY OF HOUSING

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	235	1,088
Corporate Services	1,242	4,921
	1,477	6,009

Voted Appropriations Description: This sub-vote provides for the Minister for Housing and for the Parliamentary Secretary for Rural Development; executive direction of the ministry, including the deputy minister’s office; general services to support program delivery; policy development; and management services for the ministry, including financial administration and budget coordination, business planning and reporting, human resources, accommodation, and information systems. This sub-vote also provides for other initiatives sponsored by the ministry. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 33 — MINISTRY OPERATIONS	656,466	884,436

MINISTRY OF HOUSING

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Housing Endowment Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	12,884	12,884

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,970	30,245
Operating Costs	4,828	10,462
Government Transfers	644,367	855,876
Other Expenses	188	743
Internal Recoveries	(1)	(2)
External Recoveries	(2)	(4)
TOTAL OPERATING EXPENSES	669,350	897,320

MINISTRY OF HOUSING

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	94,484	94,484
OPERATING TRANSACTIONS
Revenue	12,884	12,884
Expense	(12,884)	(12,884)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	94,484	94,484

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

The mission of the Ministry of Indigenous Relations and Reconciliation is to guide the Province of British Columbia’s efforts towards true, lasting reconciliation with Indigenous Peoples in British Columbia. The ministry works towards reconciliation with First Nations, Métis, and Inuit peoples through the implementation of the United Nations Declaration on the Rights of Indigenous Peoples, and through treaties, agreements, partnerships, and other social and economic initiatives.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 34 — Ministry Operations	49,815	57,912
Vote 35 — Treaty and Other Agreements Funding	108,329	116,159
Vote 36 — Declaration Act Secretariat	3,213	4,431

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	1,686	1,716
First Nations Clean Energy Business Fund Special Account	7,576	8,044

OPERATING EXPENSES	170,619	188,262
CAPITAL EXPENDITURES [2]	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	34,260	39,800
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Negotiations and Regional Operations Division	15,341	16,467	(2)	16,465
Strategic Partnerships and Initiatives Division	18,439	25,149	(2)	25,147
Reconciliation Transformation and Strategies Division	3,260	3,421	(2)	3,419
Executive and Support Services	12,775	12,883	(2)	12,881
Treaty and Other Agreements Funding	108,329	444,527	(328,368)	116,159
Declaration Act Secretariat	3,213	4,433	(2)	4,431
First Citizens Fund Special Account	1,686	1,716	—	1,716
First Nations Clean Energy Business Fund Special Account	7,576	8,046	(2)	8,044
TOTAL OPERATING EXPENSES	170,619	516,642	(328,380)	188,262

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	3	3	—	3
TOTAL	3	3	—	3

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Treaty and Other Agreements Funding	34,260	39,800	—	39,800
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	34,260	39,800	—	39,800

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Treaty and Other Agreements Funding	—	110,000	(110,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	110,000	(110,000)	—

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 34 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Negotiations and Regional Operations Division, Strategic Partnerships and Initiatives Division, Reconciliation Transformation and Strategies Division, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS DIVISION

Voted Appropriation
Negotiations and Regional Operations Division	15,341	16,465

Voted Appropriation Description: This sub-vote provides for the leadership of government’s role in building new, lasting, and transformative relationships with Indigenous Peoples through the negotiation and implementation of treaties, incremental treaty agreements, comprehensive reconciliation agreements, revenue-sharing agreements, and other agreements with First Nations, Indigenous Peoples and organizations, and the federal government. In addition, this sub-vote will support negotiation policy development, including emerging policy directives that strive to achieve rights, recognition, and reconciliation outcomes. This sub-vote also provides for cross-government coordination of engagements with First Nations and Indigenous Peoples, including development of government-to-government resource management protocols, cross-government coordination of First Nations and Indigenous Peoples consultation and accommodation, and treaty implementation and treaty-related measures. This sub-vote also provides for ongoing engagement with local governments and regional districts regarding negotiations, agreement implementation, and relationship building priorities with Indigenous communities in regions across the province. This sub-vote also provides for the operation of Victoria-based and regional offices that execute negotiations, agreement implementation, operations, and relationship management approaches. Regional offices support agencies across government at the regional level to coordinate engagements with First Nations and Indigenous Peoples, including providing day-to-day advice on relationships with First Nations and Indigenous Peoples, negotiation mandate development, negotiation leadership and support, and implementation to ensure that provincial government obligations are met. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

STRATEGIC PARTNERSHIPS AND INITIATIVES DIVISION

Voted Appropriation
Strategic Partnerships and Initiatives Division	18,439	25,147

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s approach to reconciliation with First Nations and Indigenous Peoples through negotiations both inside and outside the treaty process considered strategically important to furthering the socio-cultural and socio-economic priorities of government. This sub-vote also provides for leadership of government’s negotiations with the federal government to cost share treaties, incremental treaty agreements, comprehensive reconciliation agreements, and other arrangements. This sub-vote also supports community support and emergency management; provides for all activities supporting the closing and bringing into effect of agreements with First Nations, such as the development of legislation and the closing and implementation of agreements under the British Columbia Treaty Commission process, including land transfers; supports other agencies across government to implement treaties and other agreements and ensure provincial obligations within treaty and other agreements are addressed; and facilitates engagement and negotiation among First Nations, Indigenous communities and organizations, provincial ministries, and key stakeholders with the aim of accommodating First Nation and Indigenous interests and promoting collaboration and coordination on Indigenous issues across sectors and orders of government. This sub-vote also provides for initiatives to address the socio-economic gaps between Indigenous Peoples and other British Columbians, including the identification of opportunities, removal of barriers, cross-ministry coordination of resources and services provided to Indigenous Peoples, and support for data development and reporting out on progress. This sub-vote also provides for leadership in fiscal policy development, tripartite fiscal negotiations (including revenue-sharing agreements with First Nations), and development of financial and specific mandates for treaty negotiations. This sub-vote also provides support for strategic and operational management of funding to support reconciliation initiatives and negotiations, including the First Citizens Fund, First Nations Clean Energy Business Fund special account, the Long-term First Nations Gaming Revenue Sharing and Financial Agreement, and related transfers. This sub-vote also supports relationship building, cultural initiatives, community development and innovation, support to Indigenous leadership and advisory bodies. This sub-vote also provides support for the policy development of a new fiscal framework and resource revenue-sharing with Indigenous Peoples in British Columbia. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

RECONCILIATION TRANSFORMATION AND STRATEGIES DIVISION

Voted Appropriation
Reconciliation Transformation and Strategies Division	3,260	3,419

Voted Appropriation Description: This sub-vote provides for work across government to guide the adoption of the United Nations Declaration on the Rights of Indigenous Peoples (UN Declaration), and the Truth and Reconciliation Commission of Canada: Calls to Action, and to support the implementation of the Tsilhqot’in Supreme Court Decision and learnings from other relevant case law. This sub-vote provides for the identification and pursuit of key cross-government linkages to support alignment, collaboration and implementation of the UN Declaration, including the development of strategic policy tools and resources for the public service. This sub-vote also provides for the implementation of the Declaration on the Rights of Indigenous Peoples Act (Declaration Act), and provides for the engagement processes towards, and the development of, the government’s reconciliation vision and leadership of the necessary transformation associated with this vision. This sub-vote also provides for collaboration with the federal government and Indigenous governments and organizations; and working with internal and external partners and stakeholders to identify and help drive economic growth and opportunities. This sub-vote provides for strategic advice and coordination to help drive economic growth and opportunities in Indigenous communities that support meaningful advancement of self-determination outcomes. This sub-vote provides for development, cross-ministry coordination, implementation, and monitoring of Indigenous and external stakeholders and intergovernmental engagement. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	993	837
Corporate Services	11,782	12,044
	12,775	12,881

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Indigenous Relations and Reconciliation; executive support, including the deputy minister’s office; delivering planning and support focused on reconciliation and major government initiatives and corporate administration. This sub-vote also funds the ministry’s strategic, corporate service planning efforts including internal communications; correspondence; records management and information and privacy; and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for executive direction to the ministry; finance, administrative, human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

VOTE 34 — MINISTRY OPERATIONS	49,815	57,912

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 35 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriations
Treaty and Other Agreements Funding	3,913	4,471
Non Treaty Funding	104,416	111,688
	108,329	116,159

Voted Appropriations Description: This sub-vote provides for transfers and costs to First Nations, Indigenous Peoples and organizations, and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements, including as a result of the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act. This sub-vote also provides for costs associated with acquisition, administration, and disposal of land and other assets as a result of the settlement of treaties, incremental treaties, and other agreements. Costs may be recovered from revenue received from stumpage, petroleum, natural gas, and minerals extraction or other sources. Costs may also be recovered from ministries, other entities within government, and parties external to government for transfers described within this sub-vote.

VOTE 35 — TREATY AND OTHER AGREEMENTS FUNDING	108,329	116,159

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 36 — DECLARATION ACT SECRETARIAT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Declaration Act Secretariat.

DECLARATION ACT SECRETARIAT

Voted Appropriation
Declaration Act Secretariat	3,213	4,431

Voted Appropriation Description: This sub-vote provides for the operations of the Declaration Act Secretariat, including the facilitation, coordination, and guidance to meet the alignment of laws obligations under the Declaration on the Rights of Indigenous Peoples Act (Declaration Act), including policy and legislative process reform and guidance to government on ensuring that measures align with the United Nations Declaration on the Rights of Indigenous Peoples are taken in consultation and cooperation with Indigenous Peoples. In addition, this sub-vote provides for engagement with Indigenous Peoples to implement the Declaration on the Rights of Indigenous Peoples Act and align laws with the United Nations Declaration on the Rights of Indigenous Peoples and to do so in consultation and cooperation with Indigenous Peoples. This sub-vote provides for executive support, including executive services, delivering planning and support focused on major government initiatives and corporate administration. This sub-vote also provides for the Secretariat’s strategic, service, and internal communications planning efforts; and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for finance, administrative, human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

VOTE 36 — DECLARATION ACT SECRETARIAT	3,213	4,431

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	1,686	1,716

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	7,576	8,044

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,703	33,958
Operating Costs	9,977	9,948
Government Transfers	244,455	469,952
Other Expenses	2,940	2,941
Internal Recoveries	(157)	(157)
External Recoveries	(117,299)	(328,380)
TOTAL OPERATING EXPENSES	170,619	188,262

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The endowment fund has a restricted balance of $66.5 million which is not permitted to be spent. The account promotes the economic, educational, and cultural well-being of Indigenous Peoples who are normally residents of British Columbia by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	756	756
OPERATING TRANSACTIONS
Revenue	1,686	1,716
Expense	(1,686)	(1,716)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	756	756

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act in 2010. It provides for increased First Nations participation in the clean energy sector through sharing of revenue government receives from clean power projects and supporting First Nation capacity and equity in clean energy projects. The account also provides for administration costs of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	13,331	13,233
OPERATING TRANSACTIONS
Revenue	7,478	8,044
Expense	(7,579)	(8,047)
Internal and External Recoveries	3	3
Net Revenue (Expense)	(98)	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	13,233	13,233

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates 2022/23	Estimates 2023/24

TREATY AND OTHER AGREEMENTS FUNDING

LAND TRANSFERS — Disbursements represent expenditures for acquisition, administration, and disposal of land and other assets as a result of the settlement of treaties, incremental treaties, and other agreements. Negotiation and implementation costs are funded through the ministry’s voted appropriations.

Disbursements	34,260	39,800
Receipts	—	—
Net Cash Requirement (Source)	34,260	39,800

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates 2022/23	Estimates 2023/24

TREATY AND OTHER AGREEMENTS FUNDING

BRITISH COLUMBIA FIRST NATIONS GAMING REVENUE SHARING LIMITED PARTNERSHIP — Disbursements are made by the Province to the British Columbia First Nations Gaming Revenue Sharing Limited Partnership (Partnership) or to a limited partner of the Partnership at the written request of the Partnership in accordance with the Gaming Control Act, further supported by the Long-term First Nations Gaming Revenue Sharing and Financial Agreement in respect of a portion of the actual net income (receipts) of the British Columbia Lottery Corporation collected on behalf of the Partnership under the Gaming Control Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	101,000	110,000
Receipts	(101,000)	(110,000)
Net Cash Requirement (Source)	—	—

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MINISTRY OF JOBS, ECONOMIC DEVELOPMENT AND INNOVATION

The mission of the Ministry of Jobs, Economic Development and Innovation incorporates key lines of government services to grow British Columbia’s economy for the benefit of all residents and communities. The ministry’s work includes establishing British Columbia as a preferred location for new and emerging technologies, supporting programs related to economic growth, job creation and community transition, providing integrated trade and investment programs to help increase exports for British Columbia businesses, supporting innovation and strategic investments across the province, and developing British Columbia’s national and international trade relations.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 37 — Ministry Operations	110,409	112,841

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	110,909	113,341
CAPITAL EXPENDITURES [2]	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF JOBS, ECONOMIC DEVELOPMENT AND INNOVATION

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Trade and Industry Development	28,379	29,068	(4)	29,064
Small Business and Economic Development	7,454	7,705	(4)	7,701
Investment and Innovation	13,029	13,506	(3)	13,503
Regional Development	27,391	27,678	(2)	27,676
Transfers to Crown Corporations and Agencies	25,640	26,020	—	26,020
Executive and Support Services	8,516	8,880	(3)	8,877
Northern Development Fund Special Account	500	500	—	500
TOTAL OPERATING EXPENSES	110,909	113,357	(16)	113,341

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	3	3	—	3
TOTAL	3	3	—	3

MINISTRY OF JOBS, ECONOMIC DEVELOPMENT AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 37 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Trade and Industry Development, Small Business and Economic Development, Investment and Innovation, Regional Development, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TRADE AND INDUSTRY DEVELOPMENT

Voted Appropriation
Trade and Industry Development	28,379	29,064

Voted Appropriation Description: This sub-vote provides for the facilitation of trade development and investment attraction to advance strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; and the operation of the Province’s international network of trade offices. This sub-vote supports the development and delivery of inbound and outbound trade and investment missions in conjunction with public and private sector partners and programming to assist British Columbia based companies to conduct international business. This sub-vote provides for domestic and international partnerships with public and private sector organizations with the aim of better alignment and efficiency in achieving the Province’s trade and investment objectives. This sub-vote provides for the management of British Columbia’s participation in domestic and international trade agreements and initiatives; the facilitation of trade and investment through resolution of trade disputes; the promotion of business development opportunities provided by trade agreements; and the provision of strategic advice with respect to the Province’s trade obligations. This sub-vote provides for the development of research and analysis to support effective market and sector strategies that will benefit all regions of the province. This sub-vote also provides support for the development and implementation of strategies to strengthen domestic industries across a range of sectors, including core and emerging industries through research, business intelligence, strategy and support for industry growth, and acts as lead in working with Forestry Innovation Investment Ltd. This sub-vote provides for operational and industry support activities related to the implementation of mass timber and construction innovation. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, and parties external to government for activities described within this sub-vote.

SMALL BUSINESS AND ECONOMIC DEVELOPMENT

Voted Appropriation
Small Business and Economic Development	7,454	7,701

Voted Appropriation Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to small business and regulatory reform in British Columbia, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia. This sub-vote also provides for operational, programming, and research activities related to small business; the operation of the Small Business Roundtable; the provision of strategic direction to the Province regarding advancing economic development and competitiveness, and streamlining access to government services; and the development and implementation of regional economic strategies, initiatives, and policies and legislation. This sub-vote also provides for the delivery of regional and provincial economic development programs and services to foster economic growth and job creation; and the development and delivery of geographic market strategies and sector strategies, as well as leads the ministry’s partnerships and economic development activities with Indigenous organizations and communities. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

INVESTMENT AND INNOVATION

Voted Appropriation
Investment and Innovation	13,029	13,503

Voted Appropriation Description: This sub-vote provides for the coordination of investment programming and working with investors to facilitate investment in British Columbia, including working with stakeholders to identify barriers impeding investment projects and working to overcome them, and acts as lead in working with InBC Investment Corp. This sub-vote also provides for the delivery of investment capital and venture capital programming by administering tax credits under the Small Business Venture Capital Act and the Employee Investment Act. This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology sector development, and commercialization programs, projects, and services; and providing strategic direction to remove barriers to innovation and commercialization, including acting as lead in working with Innovate BC and other technology and innovation focused organizations. This sub-vote provides for programming, research, and analysis for clean and inclusive economic growth and strategy, advice, and initiatives to support long-term economic planning, performance tracking, and reporting. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

MINISTRY OF JOBS, ECONOMIC DEVELOPMENT AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

REGIONAL DEVELOPMENT

Voted Appropriation
Regional Development	27,391	27,676

Voted Appropriation Description: This sub-vote provides for the delivery of regional development programs and services; regional economic development; and community transition services for significant economic disruptions, such as major job losses. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Forestry Innovation Investment Ltd	19,550	19,811
Innovate BC	6,090	6,209
	25,640	26,020

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including Forestry Innovation Investment Ltd. and Innovate BC.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	1,213	1,188
Corporate Services	7,303	7,689
	8,516	8,877

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Economic Development and Innovation and the Minister of State for Trade. This sub-vote also provides for executive direction of the Ministry of Jobs, Economic Development and Innovation and administrative services for the operating programs of the Ministry of Jobs, Economic Development and Innovation; the Ministry of Labour; the Ministry of Municipal Affairs; and the Ministry of Tourism, Arts, Culture and Sport; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 37 — MINISTRY OPERATIONS	110,409	112,841

MINISTRY OF JOBS, ECONOMIC DEVELOPMENT AND INNOVATION

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	36,538	40,849
Operating Costs	17,931	17,824
Government Transfers	57,441	55,821
Other Expenses	188	188
Internal Recoveries	(1,173)	(1,325)
External Recoveries	(16)	(16)
TOTAL OPERATING EXPENSES	110,909	113,341

MINISTRY OF JOBS, ECONOMIC DEVELOPMENT AND INNOVATION

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitamaat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	798	798
OPERATING TRANSACTIONS
Revenue	500	500
Expense	(500)	(500)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	798	798

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF LABOUR

The mission of the Ministry of Labour is to promote fair, healthy, and safe labour and employment relationships in support of a strong, sustainable, and inclusive economy and to ensure provincial employment standards reflect the needs of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 38 — Ministry Operations	17,423	21,489

OPERATING EXPENSES	17,423	21,489
CAPITAL EXPENDITURES [2]	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF LABOUR

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Labour Programs	15,828	52,904	(33,286)	19,618
Executive and Support Services	1,595	2,226	(355)	1,871
TOTAL OPERATING EXPENSES	17,423	55,130	(33,641)	21,489

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Labour Programs	3	3	—	3
TOTAL	3	3	—	3

MINISTRY OF LABOUR

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 38 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Labour Programs and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	14,010	17,702
WorkSafeBC Funded Services	1	1
Labour Policy and Legislation	1,817	1,915
	15,828	19,618

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations through the administration of the Workers Compensation Act, the Employment Standards Act, the Temporary Foreign Worker Protection Act, and the Labour Relations Code; the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and other employment and labour relations initiatives; and worker support programs. This sub-vote also provides for legislative and policy support for activities described within this sub-vote. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the accident fund established pursuant to the Workers Compensation Act. Costs may also be recovered from ministries, Crown corporations and agencies, and parties external to government for other activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	638	718
Corporate Services	957	1,153
	1,595	1,871

Voted Appropriations Description: This sub-vote provides for the office for the Minister of Labour and for the Parliamentary Secretary for Labour. This sub-vote also provides for executive direction of the Ministry of Labour; and administrative services for the operating programs of the Ministry of Labour, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Economic Development and Innovation and the Ministry of Municipal Affairs. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	17,423	21,489

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	38,308	42,945
Operating Costs	10,260	11,675
Government Transfers	59	59
Other Expenses	456	456
Internal Recoveries	(5)	(5)
External Recoveries	(31,655)	(33,641)
TOTAL OPERATING EXPENSES	17,423	21,489

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MINISTRY OF MENTAL HEALTH AND ADDICTIONS

The mission of the Ministry of Mental Health and Addictions is to help ensure the province’s mental health and addictions services are effective and responsive.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 39 — Ministry Operations	24,602	26,715

OPERATING EXPENSES	24,602	26,715
CAPITAL EXPENDITURES [2]	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Policy Development, Research, Monitoring and Evaluation	21,554	22,892	(1)	22,891
Executive and Support Services	3,048	3,824	—	3,824
TOTAL OPERATING EXPENSES	24,602	26,716	(1)	26,715

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	3	3	—	3
TOTAL	3	3	—	3

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2022/23	2023/24

VOTE 39 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Policy Development, Research, Monitoring and Evaluation; and Executive and Support Services.

POLICY DEVELOPMENT, RESEARCH, MONITORING AND EVALUATION

Voted Appropriation
Policy Development, Research, Monitoring and Evaluation	21,554	22,891

Voted Appropriation Description: This sub-vote provides for policy development, research, program monitoring and evaluation, partnerships with other organizations, and other activities related to mental health and addictions services. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	639	715
Corporate Services	2,409	3,109
	3,048	3,824

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Mental Health and Addictions and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for finance, strategic human resources, information management services and systems, and information and privacy.

VOTE 39 — MINISTRY OPERATIONS	24,602	26,715

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	15,243	16,266
Operating Costs	3,637	4,440
Government Transfers	6,000	6,000
Other Expenses	11	11
Internal Recoveries	(1)	(1)
External Recoveries	(288)	(1)
TOTAL OPERATING EXPENSES	24,602	26,715

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MINISTRY OF MUNICIPAL AFFAIRS

The mission of the Ministry of Municipal Affairs is to provide British Columbians with liveable environments by helping local governments and residents build sustainable, well-governed communities; support newcomers to settle and integrate into the province; facilitate economic integration to address British Columbia’s labour market needs; and attract international entrepreneurs.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 40 — Ministry Operations	244,148	255,711

STATUTORY APPROPRIATION
University Endowment Lands Administration Account Special Account	12,269	13,565

OPERATING EXPENSES	256,417	269,276
CAPITAL EXPENDITURES [2]	2,354	835
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MUNICIPAL AFFAIRS

SUMMARY BY CORE BUSINESS
($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Local Government	218,302	410,359	(189,686)	220,673
Immigration Services and Strategic Planning	17,780	175,419	(149,702)	25,717
Executive and Support Services	8,066	9,324	(3)	9,321
University Endowment Lands Administration Account Special Account	12,269	13,565	—	13,565
TOTAL OPERATING EXPENSES	256,417	608,667	(339,391)	269,276

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	69	2	—	2
University Endowment Lands Administration Account Special Account	2,285	833	—	833
TOTAL	2,354	835	—	835

MINISTRY OF MUNICIPAL AFFAIRS

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2022/23	2023/24

VOTE 40 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Local Government, Immigration Services and Strategic Planning, and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	212,102	214,473
University Endowment Lands	6,200	6,200
	218,302	220,673

Voted Appropriations Description: This sub-vote provides for the administration of core local government legislation, including the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and related organizations; development and administration of policy, legislation, and regulations; and the management and delivery of cross-government initiatives. These activities may involve consultation with other ministries; agencies; governments, including local governments; First Nations; and external stakeholders. This sub-vote also provides for the operation of the University Endowment Lands, and for funding to support the public library system. Costs may be recovered from special accounts, ministries, organizations within the government reporting entity, other organizations, and local and federal governments for activities described within this sub-vote.

IMMIGRATION SERVICES AND STRATEGIC PLANNING

Voted Appropriations
Strategic Planning	530	605
Workforce and Immigration	15,568	23,198
Community Gaming Grants	1,682	1,914
	17,780	25,717

Voted Appropriations Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to administration of the British Columbia Provincial Nominee Program and immigrant settlement and integration services, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia; and Part 6 of the Gaming Control Act, as well as the distribution of gaming proceeds through community gaming grants. Costs related to the British Columbia Provincial Nominee Program may be recovered from fees. Costs may also be recovered from ministries, the British Columbia Lottery Corporation, other organizations, and local and federal governments for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	629	693
Corporate Services	7,437	8,628
	8,066	9,321

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Municipal Affairs. This sub-vote also provides for executive support of the Ministry of Jobs, Economic Development and Innovation; the Ministry of Labour; the Ministry of Municipal Affairs; and the Ministry of Tourism, Arts, Culture and Sport; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems; and support for ministry programs and initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	244,148	255,711

MINISTRY OF MUNICIPAL AFFAIRS

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2022/23	2023/24

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: University Endowment Lands Administration Account.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	12,269	13,565

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,240	32,795
Operating Costs	14,382	15,303
Government Transfers	558,614	560,336
Other Expenses	12,506	13,802
Internal Recoveries	(12,273)	(13,569)
External Recoveries	(346,052)	(339,391)
TOTAL OPERATING EXPENSES	256,417	269,276

MINISTRY OF MUNICIPAL AFFAIRS

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2022/23	2023/24

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Land Act in 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales, rent from land tenures, fees, and the recovery of costs associated with a redevelopment/rezoning process. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	24,697	22,708
OPERATING TRANSACTIONS
Revenue	12,269	13,565
Expense	(12,269)	(13,565)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(2,285)	(833)
Net Cash Source (Requirement)	(2,285)	(833)
Working Capital Adjustments and Other Spending Authority Committed[3]	296	327
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	22,708	22,202

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

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intentionally left blank.

MINISTRY OF POST-SECONDARY EDUCATION AND FUTURE SKILLS

The mission of the Ministry of Post-Secondary Education and Future Skills is to champion innovation, inclusive and sustainable communities, within an integrated, coordinated post-secondary education and skills training system that is affordable and accessible to empower British Columbians from all backgrounds to thrive.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 41 — Ministry Operations	2,616,040	2,769,979

OPERATING EXPENSES	2,616,040	2,769,979
CAPITAL EXPENDITURES [2]	504	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF POST-SECONDARY EDUCATION AND FUTURE SKILLS

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Educational Institutions and Organizations	2,395,535	2,518,467	(2)	2,518,465
Student Services Programs	73,474	78,703	(2,802)	75,901
Private Training Institutions	1	3,565	(3,564)	1
Workforce Development and Skills Training	17,351	138,403	(98,093)	40,310
Transfers to Crown Corporations and Agencies	104,476	106,285	—	106,285
Executive and Support Services	25,203	29,535	(518)	29,017
TOTAL OPERATING EXPENSES	2,616,040	2,874,958	(104,979)	2,769,979

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	504	504	—	504
TOTAL	504	504	—	504

MINISTRY OF POST-SECONDARY EDUCATION AND FUTURE SKILLS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2022/23	2023/24

VOTE 41 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Educational Institutions and Organizations, Student Services Programs, Private Training Institutions, Workforce Development and Skills Training, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	2,395,535	2,518,465

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and the federal government for activities described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	73,474	75,901

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, the federal government, and parties external to government for activities described within this sub-vote.

PRIVATE TRAINING INSTITUTIONS

Voted Appropriation
Private Training Institutions	1	1

Voted Appropriation Description: This sub-vote provides for the policy, administration, operations, and compliance related to providing for quality education standards for private post-secondary institutions. This sub-vote also provides for the administration of the Student Tuition Protection Fund. Costs may be recovered from ministries, government organizations, and private post-secondary institutions for activities described within this sub-vote.

WORKFORCE DEVELOPMENT AND SKILLS TRAINING

Voted Appropriations
Strategic Planning	3,624	5,812
Labour Market Policy and Planning	3,055	3,348
Labour Market and Skills Training Programs	10,672	31,150
	17,351	40,310

Voted Appropriations Description: This sub-vote provides for the development and implementation of policy, programs, and legislation to support the development and training of British Columbia’s workforce. It includes oversight of SkilledTradesBC and the negotiation and implementation of federal/provincial agreements related to workforce development and training. This sub-vote also provides for the development of labour market information that is disseminated to British Columbians through multiple platforms and methods and development of industry-led workforce development strategies and strategic initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
SkilledTradesBC	104,476	106,285

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including SkilledTradesBC.

MINISTRY OF POST-SECONDARY EDUCATION AND FUTURE SKILLS

VOTE DESCRIPTIONS

($000)

	Estimates 2022/23	Estimates 2023/24

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	652	964
Corporate Services	24,551	28,053
	25,203	29,017

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system and student services programs. This sub-vote also provides for quality assessment for public and private post-secondary degree-granting institutions; the Professional Governance Act; and the Corporate Services Secretariat. This sub-vote also provides for the office of the Minister of Post-Secondary Education and Future Skills, Minister of State for Workforce Development, and for corporate services to the ministry. This sub-vote also provides for the development and implementation of policy and programs to increase the ability for qualified, internationally trained professionals to achieve certification in British Columbia to work in regulated occupations. Costs may be recovered from ministries, government organizations, the federal government, and parties external to government for activities described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	2,616,040	2,769,979

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	39,730	48,095
Operating Costs	18,251	18,673
Government Transfers	2,745,954	2,866,858
Other Expenses	4,169	2,828
Internal Recoveries	(61,496)	(61,496)
External Recoveries	(130,568)	(104,979)
TOTAL OPERATING EXPENSES	2,616,040	2,769,979

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to deliver public safety services and programs, to administer regulations for the liquor and cannabis industries, and to ensure that the public has confidence in British Columbia’s gaming sector.

MINISTRY SUMMARY
($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 42 — Ministry Operations	897,631	1,013,019

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	270	409
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	912,686	1,028,213
CAPITAL EXPENDITURES [2]	3,169	2,588
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SUMMARY BY CORE BUSINESS
($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Corrections	260,070	298,412	(2,281)	296,131
Policing and Security	479,217	586,275	(52,251)	534,024
Victim Services and Crime Prevention	66,239	78,674	(300)	78,374
BC Coroners Service	21,464	22,698	(2)	22,696
RoadSafetyBC	27,814	33,383	(4,139)	29,244
Liquor and Cannabis Regulation	1	22,065	(14,449)	7,616
Gaming Policy and Enforcement	19,567	134,217	(113,772)	20,445
Cannabis, Consumer Protection and Corporate Policy	3,538	3,714	(2)	3,712
Office of the Fire Commissioner	2,719	3,173	—	3,173
Executive and Support Services	17,002	17,606	(2)	17,604
Civil Forfeiture Account Special Account	270	7,910	(7,501)	409
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,504	13,504	—	13,504
TOTAL OPERATING EXPENSES	912,686	1,222,912	(194,699)	1,028,213

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Corrections	1,062	1,062	—	1,062
BC Coroners Service	47	12	—	12
Office of the Fire Commissioner	744	—	—	—
Executive and Support Services	1,316	1,514	—	1,514
TOTAL	3,169	2,588	—	2,588

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

VOTE 42 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Corrections; Policing and Security; Victim Services and Crime Prevention; BC Coroners Service; RoadSafetyBC; Liquor and Cannabis Regulation; Gaming Policy and Enforcement; Cannabis, Consumer Protection and Corporate Policy; Office of the Fire Commissioner; and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	260,070	296,131

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of governments, and other parties both internal and external to government for activities described within this sub-vote.

POLICING AND SECURITY

Voted Appropriation
Policing and Security	479,217	534,024

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province; management of contract policing; development and administration of policy and legislation regarding cannabis enforcement, including stakeholder consultation and public engagement; and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	66,239	78,374

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for facilitating restitution to victims and support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs, from ministries for special public safety initiatives, and from other levels of government for activities described within this sub-vote.

BC CORONERS SERVICE

Voted Appropriation
BC Coroners Service	21,464	22,696

Voted Appropriation Description: This sub-vote provides for the operation of the BC Coroners Service and the administration of the Coroners Act, including investigating unnatural, sudden, and unexpected deaths; investigating and reviewing children’s deaths; identifying, and publicly reporting on relevant facts about, deceased persons; advancing recommendations aimed at the prevention of death; holding inquests and Death Review Panels; and reporting on issues affecting public health and safety. Costs may be recovered from ministries, Crown agencies, and other levels of government for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

	Estimates 2022/23	Estimates 2023/24
ROADSAFETYBC

Voted Appropriation
RoadSafetyBC	27,814	29,244

Voted Appropriation Description: This sub-vote provides for programs and activities of RoadSafetyBC, including leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policies, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia’s decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver-related programs. This sub-vote also provides for expenses related to participation in national organizations and reimbursements for programs administered by RoadSafetyBC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and from appeal fees and program fees for activities described within this sub-vote.

LIQUOR AND CANNABIS REGULATION

Voted Appropriations
Liquor Regulation	1	1
Cannabis Regulation	—	7,615
	1	7,616

Voted Appropriations Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement of cannabis and liquor in support of the Liquor Control and Licensing Act and regulations, and the Cannabis Control and Licensing Act and regulations to establish and operate ongoing programs to reduce the incidence of underage consumption and increase public awareness about responsible consumption. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,566	20,444
Distribution of Gaming Proceeds	1	1
	19,567	20,445

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the Province’s gaming initiatives; the Province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. This sub-vote also provides for the activities of the cross-government Compliance and Enforcement Secretariat. Costs related to the Secretariat’s activities may be recovered from ministries and Crown agencies. Costs may be recovered from revenues paid into the General Fund of the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for activities described within this sub-vote. Costs may also be recovered from ministries for activities described within this sub-vote.

CANNABIS, CONSUMER PROTECTION AND CORPORATE POLICY

Voted Appropriation
Cannabis, Consumer Protection and Corporate Policy	3,538	3,712

Voted Appropriation Description: This sub-vote provides service planning for the Ministry of Public Safety and Solicitor General, development of policy and legislation regarding consumer protection, oversight of delegated consumer protection authorities, and the development of policy and legislation regarding cannabis, as well as stakeholder consultation and public engagement. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

	Estimates 2022/23	Estimates 2023/24
OFFICE OF THE FIRE COMMISSIONER

Voted Appropriation
Office of the Fire Commissioner	2,719	3,173

Voted Appropriation Description: This sub-vote provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and assists major fire investigations and the response to major wildland urban interface fire emergencies. Costs may be recovered from ministries for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	824	784
Corporate Services	16,178	16,820
	17,002	17,604

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Public Safety and Solicitor General; executive direction of the ministry, including the Deputy Solicitor General’s office; general services to support program delivery; policy development; and management services for the ministry, including oversight of Crown corporations, and for the Ministries of Attorney General, Emergency Management and Climate Readiness, and Housing, including financial administration, facilities management, and organizational development. Costs may also be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 42 — MINISTRY OPERATIONS	897,631	1,013,019

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

STATUTORY DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	270	409

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	306,288	357,500
Operating Costs	66,488	70,339
Government Transfers	719,271	792,018
Other Expenses	20,053	20,231
Internal Recoveries	(17,175)	(17,176)
External Recoveries	(182,239)	(194,699)
TOTAL OPERATING EXPENSES	912,686	1,028,213

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the Act is to suppress unlawful activities by removing the associated economic incentive and to fund crime prevention, crime remediation, and victim compensation initiatives. The account is established to receive the liquidated value of forfeited assets and to distribute the net revenue in the form of grants. The net revenue represents the excess of recoveries over expenses in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	6,279	6,009
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(7,771)	(7,910)
Internal and External Recoveries	7,501	7,501
Net Revenue (Expense)	(270)	(409)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	6,009	5,600

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	1,939	2,068
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	2,068	2,197

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,426	2,426
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,426	2,426

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1
($000)

Estimates 2022/23	Estimates 2023/24

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada, fines issued under the Controlled Drugs and Substances Act, the Cannabis Act, and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	29,279	27,775
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	27,775	26,271

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

The mission of the Ministry of Social Development and Poverty Reduction is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to services to help them achieve their goals.

MINISTRY SUMMARY
($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 43 — Ministry Operations	4,451,482	4,745,331

OPERATING EXPENSES	4,451,482	4,745,331
CAPITAL EXPENDITURES [2]	1,822	1,854
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

SUMMARY BY CORE BUSINESS
($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Income Assistance	3,079,080	3,310,268	(20,914)	3,289,354
Employment	29,169	326,188	(295,915)	30,273
Community Living Services	1,328,551	1,410,434	(1)	1,410,433
Employment and Assistance Appeal Tribunal	1,849	1,915	—	1,915
Executive and Support Services	12,833	13,396	(40)	13,356
TOTAL OPERATING EXPENSES	4,451,482	5,062,201	(316,870)	4,745,331

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	1,822	1,854	—	1,854
TOTAL	1,822	1,854	—	1,854

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS
($000)

Estimates 2022/23	Estimates 2023/24

VOTE 43 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Income Assistance, Employment, Community Living Services, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	172,087	187,690
Temporary Assistance	559,921	627,388
Disability Assistance	1,895,915	2,002,899
Supplementary Assistance	451,157	471,377
	3,079,080	3,289,354

Voted Appropriations Description: This sub-vote provides for assistance, in the form of income assistance, disability assistance, hardship assistance, and health and other supplements for family units eligible in accordance with the Employment and Assistance Act or the Employment and Assistance for Persons with Disabilities Act. This sub-vote also provides for supports that are not provided under the Employment and Assistance Act or the Employment and Assistance for Persons with Disabilities Act but are consistent with or promote the intent or purpose of these Acts. In addition, this sub-vote provides for support services and direct operating costs. Costs may be recovered from the Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments of assistance described within this sub-vote. Costs may also be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	29,168	30,272
Labour Market Development Agreement	1	1
	29,169	30,273

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries, other levels of government, and parties external to government under cost-sharing agreements for activities described within this sub-vote.

COMMUNITY LIVING SERVICES

Voted Appropriation
Community Living Services	1,328,551	1,410,433

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act. Costs may be recovered from other levels of government under cost-sharing agreements for activities described within this sub-vote.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,849	1,915

Voted Appropriation Description: This sub-vote provides for the operation and administration of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for activities described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS
($000)

	Estimates 2022/23	Estimates 2023/24

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	749	908
Corporate Services	12,084	12,448
	12,833	13,356

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Poverty Reduction, for executive direction of the ministry and administrative services for the operating programs of the ministry, and for the Parliamentary Secretary for Accessibility and the Parliamentary Secretary for Community Development and Non-Profits. This includes strategic and business planning, financial administration and budget management, strategic human resource management, asset and risk management, and facilities. This sub-vote provides for strategic planning, research and development of accessibility legislation and associated initiatives, an Accessibility Directorate, and poverty reduction initiatives. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 43 — MINISTRY OPERATIONS	4,451,482	4,745,331

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	174,483	191,095
Operating Costs	63,880	64,726
Government Transfers	4,589,746	4,816,887
Other Expenses	20,581	20,581
Internal Recoveries	(31,088)	(31,088)
External Recoveries	(366,120)	(316,870)
TOTAL OPERATING EXPENSES	4,451,482	4,745,331

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

The mission of the Ministry of Tourism, Arts, Culture and Sport is to promote people and communities across British Columbia that are vibrant and thriving, with a diversity of opportunities that enrich well-being and support a strong, sustainable economy. The ministry contributes to community and economic well-being by creating conditions for British Columbia’s tourism, arts, culture, sport, creative, and heritage sectors to thrive.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 44 — Ministry Operations	167,969	176,229

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	4,230	4,230
Physical Fitness and Amateur Sports Fund Special Account	1,200	1,200

OPERATING EXPENSES	173,399	181,659
CAPITAL EXPENDITURES [2]	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	600	600
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Tourism Sector Strategy	24,348	29,736	(4,547)	25,189
Arts and Culture	38,103	38,563	(2)	38,561
Sport and Creative Sector	23,414	27,384	(736)	26,648
Transfers to Crown Corporations and Agencies	80,374	83,714	—	83,714
Executive and Support Services	1,730	2,119	(2)	2,117
BC Arts and Culture Endowment Special Account	4,230	4,230	—	4,230
Physical Fitness and Amateur Sports Fund Special Account	1,200	1,200	—	1,200
TOTAL OPERATING EXPENSES	173,399	186,946	(5,287)	181,659

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	3	3	—	3
TOTAL	3	3	—	3

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Tourism Sector Strategy	600	600	—	600
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	600	600	—	600

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 44 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Tourism Sector Strategy, Arts and Culture, Sport and Creative Sector, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TOURISM SECTOR STRATEGY

Voted Appropriation
Tourism Sector Strategy	24,348	25,189

Voted Appropriation Description: This sub-vote provides for the strategy, development, and implementation of provincial plans, policies, programs, and legislation related to tourism and/or the tourism industry in British Columbia; resort development; heritage property management; and emergency response and recovery. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, external organizations, and individuals for activities described within this sub-vote.

ARTS AND CULTURE

Voted Appropriation
Arts and Culture	38,103	38,561

Voted Appropriation Description: This sub-vote provides for arts and cultural policy, programs, and sector grants under the Arts Council Act, and administration of the BC150 Cultural Fund and Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, and individuals for activities described within this sub-vote.

SPORT AND CREATIVE SECTOR

Voted Appropriations
Sport	20,015	23,181
Creative Sector	3,399	3,467
	23,414	26,648

Voted Appropriations Description: This sub-vote provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, and the administration of the Physical Fitness and Amateur Sports Fund. This sub-vote also provides for the Office of the Athletic Commissioner. This sub-vote also provides for the support and promotion of British Columbia’s creative economy and industries. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
BC Games Society	2,103	2,190
British Columbia Pavilion Corporation	7,001	7,553
Destination BC Corp	52,793	54,639
Knowledge Network Corporation	6,611	6,611
Royal British Columbia Museum	11,866	12,721
	80,374	83,714

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including BC Games Society, British Columbia Pavilion Corporation, Destination BC Corp., Knowledge Network Corporation, and Royal British Columbia Museum.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	707	834
Corporate Services	1,023	1,283
	1,730	2,117

Voted Appropriations Description: This sub-vote provides for the offices for the Minister of Tourism, Arts, Culture and Sport, the Parliamentary Secretary for Arts and Film, and the Parliamentary Secretary for Tourism. This sub-vote also provides for executive direction of the Ministry of Tourism, Arts, Culture and Sport; and administrative services for the operating programs of the Ministry of Tourism, Arts, Culture and Sport, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Economic Development and Innovation and the Ministry of Municipal Affairs. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

VOTE 44 — MINISTRY OPERATIONS	167,969	176,229

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

STATUTORY DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Arts and Culture Endowment and Physical Fitness and Amateur Sports Fund.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	4,230	4,230

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,200	1,200

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	13,085	16,861
Operating Costs	1,685	2,829
Government Transfers	163,896	167,236
Other Expenses	26	26
Internal Recoveries	(6)	(6)
External Recoveries	(5,287)	(5,287)
TOTAL OPERATING EXPENSES	173,399	181,659

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2008. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the British Columbia Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	9,057	9,657
OPERATING TRANSACTIONS
Revenue	4,830	4,830
Expense	(4,230)	(4,230)
Net Revenue (Expense)	600	600

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	9,657	10,257

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SPECIAL ACCOUNTS1

($000)

Estimates 2022/23	Estimates 2023/24

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The endowment fund has a restricted balance of $42.5 million which is not permitted to be spent. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	1,535	1,535
OPERATING TRANSACTIONS
Revenue	1,200	1,200
Expense	(1,200)	(1,200)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	1,535	1,535

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2022/23 is based on the 2021/22 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates 2022/23	Estimates 2023/24

TOURISM SECTOR STRATEGY

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 45 — Ministry Operations	955,980	1,020,919

OPERATING EXPENSES	955,980	1,020,919
CAPITAL EXPENDITURES [2]	5,005	5,261
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Transportation and Infrastructure Improvements	29,258	2,720,218	(2,689,785)	30,433
Public Transportation	344,255	2,239,945	(1,889,510)	350,435
Highway Operations	556,555	728,245	(115,369)	612,876
Commercial Transportation Regulation	3,283	16,773	(14,441)	2,332
Executive and Support Services	22,629	35,576	(10,733)	24,843
TOTAL OPERATING EXPENSES	955,980	5,740,757	(4,719,838)	1,020,919

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Highway Operations	5,005	5,261	—	5,261
TOTAL	5,005	5,261	—	5,261

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 45 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	26,032	26,708
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	2,346	2,661
Enhancing Economic Development	878	1,062
	29,258	30,433

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, and Enhancing Economic Development. Major activities include transportation and corporate policy, cross-government initiatives, the development of legislation, and integrated multi-modal transportation planning; capital program development and monitoring; integrated multi-modal corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and land and property acquisition for provincial transportation assets, transit-oriented developments, and infrastructure; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act and other tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties to support transportation initiatives. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	143,608	149,735
Coastal Ferry Services	200,647	200,700
	344,255	350,435

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services, including costs incurred for providing public passenger and transportation services in, and between, various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	517,506	570,858
Commercial Vehicle Safety and Enforcement	28,379	31,228
Inland Ferries	10,670	10,790
	556,555	612,876

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the development, administration, and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, passenger transportation services and operations; payments for maintenance of highways, roads, bridge structures, ferries, and tunnels; payments for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals and related infrastructure; and transfers to other parties. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

COMMERCIAL TRANSPORTATION REGULATION

Voted Appropriations
Container Trucking Commissioner	1	1
Passenger Transportation Board	890	502
Passenger Transportation Branch	2,392	1,829
	3,283	2,332

Voted Appropriations Description: This sub-vote provides for the offices of the Container Trucking Commissioner, Passenger Transportation Board, and Passenger Transportation Branch and for costs associated with the administration of the Container Trucking Act and the Passenger Transportation Act. The Container Trucking Commissioner issues, audits, and enforces container trucking licences, sets container trucking rates, oversees key drayage industry activities, and facilitates ongoing policy and regulatory review. The Passenger Transportation Board reviews and approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation reviews and approves applications for passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. This sub-vote also provides for transfers to other parties to support accessible passenger transportation programs. Costs may be recovered from ministries, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	1,011	1,082
Corporate Services	21,618	23,761
	22,629	24,843

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure and the Minister of State for Infrastructure and Transit; the deputy minister’s office; and services to support program delivery, including finance, administration, strategic human resources, service planning and performance measurement, information technology and management, oversight of Crown corporations, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

VOTE 45 — MINISTRY OPERATIONS	955,980	1,020,919

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	151,207	171,668
Operating Costs	3,710,640	4,915,537
Government Transfers	400,940	666,312
Other Expenses	1,160	1,161
Internal Recoveries	(13,657)	(13,921)
External Recoveries	(3,294,310)	(4,719,838)
TOTAL OPERATING EXPENSES	955,980	1,020,919

MINISTRY OF WATER, LAND AND RESOURCE STEWARDSHIP

The mission of the Ministry of Water, Land and Resource Stewardship is to integrate land and natural resource management, including objective setting for land and marine environments, effectively managing cumulative effects, and advancing reconciliation with Indigenous Peoples, environmental sustainability, and economic growth.

MINISTRY SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 46 — Ministry Operations	103,747	124,009

OPERATING EXPENSES	103,747	124,009
CAPITAL EXPENDITURES [2]	245	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF WATER, LAND AND RESOURCE STEWARDSHIP

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Land Use Policy and Planning and Ecosystems	55,032	60,291	(2,826)	57,465
Water, Fisheries and Coastal Policy and Planning	7,917	10,972	(617)	10,355
Natural Resource Information and Digital Services	19,731	27,902	(1,677)	26,225
Reconciliation and Natural Resource Sector Policy	1,835	3,256	(2)	3,254
Natural Resource Sector Secretariat	4,396	6,955	(2)	6,953
Executive and Support Services	14,836	19,759	(2)	19,757
TOTAL OPERATING EXPENSES	103,747	129,135	(5,126)	124,009

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	245	3	—	3
TOTAL	245	3	—	3

MINISTRY OF WATER, LAND AND RESOURCE STEWARDSHIP

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 46 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Land Use Policy and Planning and Ecosystems; Water, Fisheries and Coastal Policy and Planning; Natural Resource Information and Digital Services; Reconciliation and Natural Resource Sector Policy; Natural Resource Sector Secretariat; and Executive and Support Services.

LAND USE POLICY AND PLANNING AND ECOSYSTEMS

Voted Appropriation
Land Use Policy and Planning and Ecosystems	55,032	57,465

Voted Appropriation Description: This sub-vote provides for land use planning activities and initiatives; species at risk recovery; effectiveness monitoring and reporting on activities and outcomes related to this sub-vote; cumulative effects management; terrestrial resource stewardship activities, including legislation, policies, management, governance frameworks, protection, restoration, inventorying, enhancing, maintaining, and practices in relation to wildlife and habitat, invasive species, ecosystems, and biodiversity; supporting and leading research, science, and threat abatement programs to support conservation, management, and protection of all natural resource values; supporting and leading outreach programs to integrate natural resource management into industry, municipal, and regional planning and development programs; and promoting Indigenous communities’, public and stakeholder awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for acquisition, collection, recording, management, interpretation, standardization, and coordination of natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; leadership and support of Indigenous initiatives and forums; and the operation of regional offices that support the delivery of activities related to this vote and provide client assistance with access to natural resource organizations. Costs may be recovered from ministries, other entities within government, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

WATER, FISHERIES AND COASTAL POLICY AND PLANNING

Voted Appropriation
Water, Fisheries and Coastal Policy and Planning	7,917	10,355

Voted Appropriation Description: This sub-vote provides for the management and protection of the province’s surface and ground water and ecosystems, and aquatic resource stewardship activities, including legislation, policies, planning, management, governance frameworks, protection, restoration, inventorying, enhancing, maintaining, and practices in relation to the conservation and management of aquatic biodiversity, fish species and their habitats, aquatic invasive species, and aquatic ecosystems; supporting and leading research, science, and threat abatement programs to support conservation, management, and protection of all aquatic natural resource values, such as the aquatic invasive species defence program; aquatic species at risk recovery; supporting and leading outreach programs to integrate water management into industry, municipal, and regional planning and development programs; promoting Indigenous communities’, public and stakeholder awareness and understanding of the state and wise use of water; acquisition, collection, recording, management, interpretation, standardization, and coordination of water and natural resource related inventories and data within the ministry and from other ministries; and transboundary waters management. This sub-vote also provides for coastal and marine planning and policy; fisheries, seafood and aquaculture related activities, including planning, establishing, and ensuring program compliance with federal-provincial agreements and legislation related to a competitive and profitable fishery and aquaculture sector; and legislation, planning, policy, and regulatory development. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, licensees, and individuals for activities described within this sub-vote.

NATURAL RESOURCE INFORMATION AND DIGITAL SERVICES

Voted Appropriation
Natural Resource Information and Digital Services	19,731	26,225

Voted Appropriation Description: This sub-vote provides for corporate governance, planning, and management in relation to information management/information technology innovation, transformation, and service delivery for the natural resource ministries. This sub-vote also provides for acquisition and creation of provincial resource and base-mapping information and geospatial services; leadership, services, advice, and support in relation to digital services of information management/information technology and business processes; library services to the natural resource sector; and development of environmental information and related information management systems both internal and external to the ministry. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

MINISTRY OF WATER, LAND AND RESOURCE STEWARDSHIP

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

RECONCILIATION AND NATURAL RESOURCE SECTOR POLICY

Voted Appropriation
Reconciliation and Natural Resource Sector Policy	1,835	3,254

Voted Appropriation Description: This sub-vote provides for leadership and support in areas of strategic and cross-sector policy, including legislation, planning, and policy development; leadership and support in areas related to natural resource sector commitments to reconciliation with First Nations, including developing First Nations related natural resource policy, guidance, and procedures to meet legal obligations and enhance First Nations participation in land and marine environment management and the natural resource economy; and developing policy and guidance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

NATURAL RESOURCE SECTOR SECRETARIAT

Voted Appropriation
Natural Resource Sector Secretariat	4,396	6,953

Voted Appropriation Description: This sub-vote provides for ministry and sector business innovation activities, including strategic planning, systems planning, business process review and improvement and planning, and internal sector communications; legislation and policy analysis and development; coordination of intergovernmental relations; coordination and change management activities; program evaluation; socio-economic and regulatory impact analysis; and investment reporting. This sub-vote also provides for support of sector governance structures and other services provided to other natural resource ministries. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	614	863
Corporate Services	14,222	18,894
	14,836	19,757

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Water, Land and Resource Stewardship; the Parliamentary Secretary for Fisheries and Aquaculture; the Parliamentary Secretary for Watershed Restoration; executive and executive support, including the deputy minister’s office, corporate administration, executive direction to the ministry, finance, strategic human resources, asset and infrastructure, information and privacy, legislation, and initiatives; legal and litigation support services; and corporate services provided to other natural resource ministries. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 46 — MINISTRY OPERATIONS	103,747	124,009

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	105,844	122,438
Operating Costs	37,046	27,022
Government Transfers	12,488	23,537
Other Expenses	1,767	1,780
Internal Recoveries	(50,227)	(45,642)
External Recoveries	(3,171)	(5,126)
TOTAL OPERATING EXPENSES	103,747	124,009

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATION
Vote 47 — Management of Public Funds and Debt	1,378,388	1,308,553

OPERATING EXPENSES	1,378,388	1,308,553
CAPITAL EXPENDITURES [2]	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY BY CORE BUSINESS

($000)

	2022/23	2023/24 ESTIMATES

OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,378,385	1,309,423	(873)	1,308,550
Cost of Borrowing for Relending to Government Bodies	1	1,839,816	(1,839,815)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1	—	1
Cost of Warehouse Borrowing Program	1	90,715	(90,714)	1
TOTAL OPERATING EXPENSES	1,378,388	3,239,955	(1,931,402)	1,308,553

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 47 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

(Minister of Finance)

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,378,385	1,308,550

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, costs associated with business continuation planning in relation to debt management and banking and cash management functions, and management and administration of the rights and obligations of the government under agreements and other arrangements relating to government mortgages and other interests and investments. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the Fiscal Agency Loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with, including amounts required to be paid in respect of, financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with, including amounts to be paid in respect of, commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt issued in advance of requirements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements). The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offset interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 47 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,378,388	1,308,553

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,810,133	3,239,955
External Recoveries	(1,431,745)	(1,931,402)
TOTAL OPERATING EXPENSES	1,378,388	1,308,553

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates 2022/23[1]	Estimates 2023/24
VOTED APPROPRIATIONS
Vote 48 — Contingencies (All Ministries) and New Programs	4,848,000	5,500,000
Vote 49 — Capital Funding	3,733,581	4,539,987
Vote 50 — Commissions on Collection of Public Funds	1	1
Vote 51 — Allowances for Doubtful Revenue Accounts	1	1
Vote 52 — Tax Transfers	2,044,000	3,159,000
Vote 53 — Electoral Boundaries Commission	2,194	147
Vote 54 — Forest Practices Board	3,896	3,986

OPERATING EXPENSES	10,631,673	13,203,122
CAPITAL EXPENDITURES [2]	125,150	100,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2022/23 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2023/24 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY BY VOTE

($000)

	2022/23	2023/24 ESTIMATES

OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Voted Appropriations
Contingencies (All Ministries) and New Programs	4,848,000	5,500,001	(1)	5,500,000
Capital Funding	3,733,581	4,539,994	(7)	4,539,987
Commissions on Collection of Public Funds	1	87,819	(87,818)	1
Allowances for Doubtful Revenue Accounts	1	61,027	(61,026)	1
Tax Transfers	2,044,000	3,159,000	—	3,159,000
Electoral Boundaries Commission	2,194	147	—	147
Forest Practices Board	3,896	3,988	(2)	3,986
TOTAL OPERATING EXPENSES	10,631,673	13,351,976	(148,854)	13,203,122

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Voted Appropriations
Contingencies (All Ministries) and New Programs	125,150	100,000	—	100,000
TOTAL	125,150	100,000	—	100,000

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates 2022/23	Estimates 2023/24

VOTE 48 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for funding related to pandemic response and economic recovery, new initiatives under the CleanBC plan, ex gratia payments, and the funding of new programs initiated during the fiscal year. Costs may be recovered from the federal government and other parties external to the provincial government for activities funded by this vote.

OPERATING EXPENSES
General Programs	2,800,000	4,200,000
Pandemic Recovery	2,000,000	1,000,000
CleanBC	48,000	300,000
	4,848,000	5,500,000

CAPITAL EXPENDITURES
Project Reserves	125,150	100,000

VOTE 49 — CAPITAL FUNDING

(Minister of Education and Child Care; Minister of Health; Minister of Housing;

Minister of Post-Secondary Education and Future Skills; Minister of Tourism, Arts, Culture and Sport; and Minister of Finance)

This vote provides for government transfers to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the costs of land acquisition; new facility acquisition and construction; and existing facility renovation, improvement, and maintenance. Government transfers may only be made under this vote by the Minister of Education and Child Care; the Minister of Health; the Minister of Housing; the Minister of Post-Secondary Education and Future Skills; and the Minister of Tourism, Arts, Culture and Sport to government organizations whose operations fall within the respective portfolios of those ministers. The Minister of Finance may make government transfers under this vote to any government organization. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization, and other votes may also provide for transfers to government organizations for their capital expenditures. Costs may be recovered from other levels of government contributing to capital expenditures for which transfers may be made under this vote.

OPERATING EXPENSES
Schools (Minister of Education and Child Care)	930,347	864,898
Health Facilities (Minister of Health)	1,656,542	2,104,236
Housing (Minister of Housing)	433,225	563,460
Post-secondary Institutions (Minister of Post-Secondary Education and Future Skills)	547,521	818,635
British Columbia Pavilion Corporation (Minister of Tourism, Arts, Culture and Sport)	10,000	10,000
Royal British Columbia Museum (Minister of Tourism, Arts, Culture and Sport)	55,946	78,758
Other Capital Projects (Minister of Finance)	100,000	100,000
	3,733,581	4,539,987

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2022/23	2023/24

VOTE 50 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Agriculture and Food	Minister of Indigenous Relations and Reconciliation
Attorney General	Minister of Jobs, Economic Development and Innovation
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Mental Health and Addictions
Minister of Education and Child Care	Minister of Municipal Affairs
Minister of Emergency Management and Climate Readiness	Minister of Post-Secondary Education and Future Skills
Minister of Energy, Mines and Low Carbon Innovation	Minister of Public Safety and Solicitor General
Minister of Environment and Climate Change Strategy	Minister of Social Development and Poverty Reduction
Minister of Finance	Minister of Tourism, Arts, Culture and Sport
Minister of Forests	Minister of Transportation and Infrastructure
Minister of Health	Minister of Water, Land and Resource Stewardship
Minister of Housing

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and the Ministry of Attorney General. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Agriculture and Food	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Citizens’ Services	1	1
Ministry of Education and Child Care	1	1
Ministry of Emergency Management and Climate Readiness	—	1
Ministry of Energy, Mines and Low Carbon Innovation	1	1
Ministry of Environment and Climate Change Strategy	1	1
Ministry of Finance	69,000	80,000
Ministry of Forests	1,531	1,246
Ministry of Health	895	945
Ministry of Housing	—	1
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Economic Development and Innovation	1	1
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs	1	1
Ministry of Post-Secondary Education and Future Skills	1	1
Ministry of Public Safety and Solicitor General	4,341	4,730
Ministry of Social Development and Poverty Reduction	480	480
Ministry of Tourism, Arts, Culture and Sport	1	1
Ministry of Transportation and Infrastructure	1	1
Ministry of Water, Land and Resource Stewardship	1	1
Recoveries	(76,661)	(87,817)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2022/23	2023/24

VOTE 51 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Agriculture and Food	Minister of Indigenous Relations and Reconciliation
Attorney General	Minister of Jobs, Economic Development and Innovation
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Mental Health and Addictions
Minister of Education and Child Care	Minister of Municipal Affairs
Minister of Emergency Management and Climate Readiness	Minister of Post-Secondary Education and Future Skills
Minister of Energy, Mines and Low Carbon Innovation	Minister of Public Safety and Solicitor General
Minister of Environment and Climate Change Strategy	Minister of Social Development and Poverty Reduction
Minister of Finance	Minister of Tourism, Arts, Culture and Sport
Minister of Forests	Minister of Transportation and Infrastructure
Minister of Health	Minister of Water, Land and Resource Stewardship
Minister of Housing

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Agriculture and Food	1	1
Ministry of Attorney General	2,437	2,437
Ministry of Children and Family Development	50	50
Ministry of Citizens’ Services	1	1
Ministry of Education and Child Care	1	1
Ministry of Emergency Management and Climate Readiness	—	1
Ministry of Energy, Mines and Low Carbon Innovation	1	1
Ministry of Environment and Climate Change Strategy	50	50
Ministry of Finance	33,399	35,000
Ministry of Forests	5,602	5,601
Ministry of Health	4,506	4,501
Ministry of Housing	1	1
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Economic Development and Innovation	1	1
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs	1	1
Ministry of Post-Secondary Education and Future Skills	1	1
Ministry of Public Safety and Solicitor General	5,534	5,334
Ministry of Social Development and Poverty Reduction	8,029	8,029
Ministry of Tourism, Arts, Culture and Sport	1	1
Ministry of Transportation and Infrastructure	10	10
Ministry of Water, Land and Resource Stewardship	1	1
Recoveries	(59,629)	(61,025)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2022/23	2023/24

VOTE 52 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program included in Other Personal Income Tax Credits also incorporates amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Climate Action Tax Credit	363,000	757,000
BC Family Benefit	425,000	463,000
Renters Tax Credit	—	309,000
Sales Tax Credit	50,000	50,000
Small Business Venture Capital Tax Credit	33,000	40,000
Other Personal Income Tax Credits	116,000	196,000
Film and Television Tax Credit	120,000	152,500
Production Services Tax Credit	714,800	890,300
Scientific Research and Experimental Development Tax Credit	97,300	96,300
Interactive Digital Media Tax Credit	80,000	110,000
Clean Buildings Tax Credit	2,000	20,000
Other Corporate Income Tax Credits	42,900	74,900
	2,044,000	3,159,000

VOTE 53 — ELECTORAL BOUNDARIES COMMISSION

(Attorney General)

This vote provides for the operation of the Electoral Boundaries Commission established under the Electoral Boundaries Commission Act. The independent and non-partisan commission will make proposals to the Legislative Assembly as to the area, boundaries, and names for the electoral districts of British Columbia for use in provincial elections.

OPERATING EXPENSES
Electoral Boundaries Commission	2,194	147

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2022/23	2023/24

VOTE 54 — FOREST PRACTICES BOARD

(Minister of Forests)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for activities described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,896	3,986

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,136	2,657
Operating Costs	2,954	1,476
Government Transfers	5,777,581	7,698,987
Other Expenses	4,984,305	5,648,857
Internal Recoveries	(1)	(1)
External Recoveries	(136,302)	(148,854)
TOTAL OPERATING EXPENSES	10,631,673	13,203,122

This page
intentionally left blank.

SCHEDULES

A	– General Fund Operating Expenses and Capital Expenditures Reconciliation – 2022/23

B	– General Fund Special Accounts Summary

C	– Financing Transactions – Capital Expenditures

D	– Financing Transactions – Loans, Investments and Other Requirements

E	– Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

F	– Summary of Ministerial Accountability for Operating Expenses

G	– Estimated Consolidated Revenue Fund Operating Result

H	– Major Service Delivery Agencies Estimated Revenues and Expenses

I	– Estimated Taxpayer-supported Staff Utilization (FTEs)

This page
intentionally left blank.

ESTIMATES, 23/24

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2022/23[1]

	Operating Expenses	Capital Expenditures
	($000)	($000)
Attorney General

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	1,374,030	15,087
Transfer from Ministry of Public Safety and Solicitor General
Reassignment of staff and funding	1,945	—
Transfer to Ministry of Citizens’ Services
Centralization of building occupancy charges funding	(82)	—
Transfer to Ministry of Housing
December 2022 Government Reorganization	(667,012)	—
Reassignment of staff and funding	(123)	—
Transfer to Ministry of Post-Secondary Education and Future Skills
December 2022 Government Reorganization	(572)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	708,186	15,087

Children and Family Development

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	1,742,045	1,000
Transfer to Ministry of Post-Secondary Education and Future Skills
Reassignment of grant funding	(1,400)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	1,740,645	1,000

Citizens’ Services

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	656,645	464,010
Transfer from Ministry of Attorney General
Centralization of building occupancy charges funding	82	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	656,727	464,010

Emergency Management and Climate Readiness

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	—	—
Transfer from Ministry of Public Safety and Solicitor General
December 2022 Government Reorganization	479,095	495
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	479,095	495

Environment and Climate Change Strategy

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	367,946	42,914
Transfer from Ministry of Forests
Reassignment of staff and funding	453	—
Transfer from Ministry of Water, Land and Resource Stewardship
Reassignment of staff and funding	3,136	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	371,535	42,914

Finance

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	1,221,177	302
Transfer from Ministry of Forests
December 2022 Government Reorganization	—	—
Transfer from Ministry of Health
Reassignment of staff and funding	153	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	1,221,330	302

[1]	The December 2022 government reorganization transfers reflect the reallocation of resources as a result of a Constitution Act Order in Council. All other transfers or adjustments were initiated by ministries.

ESTIMATES, 23/24

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2022/23[1]

	Operating Expenses	Capital Expenditures
	($000)	($000)
Forests

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	832,516	79,182
Transfer to Ministry of Environment and Climate Change Strategy
Reassignment of staff and funding	(453)	—
Transfer to Ministry of Finance
December 2022 Government Reorganization	—	—
Transfer to Ministry of Tourism, Arts, Culture and Sport
Reassignment of funding	(14)	—
Transfer to Ministry of Water, Land and Resource Stewardship
Reassignment of staff and funding	(7,756)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	824,293	79,182

Health

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	25,455,895	30
Transfer from Ministry of Social Development and Poverty Reduction
Reassignment of grant funding	4,551	—
Transfer to Ministry of Finance
Reassignment of staff and funding	(153)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	25,460,293	30

Housing

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	—	—
Transfer from Ministry of Attorney General
December 2022 Government Reorganization	667,012	—
Reassignment of staff and funding	123	—
Transfer from Ministry of Jobs, Economic Development and Innovation
December 2022 Government Reorganization	17	—
Transfer from Ministry of Municipal Affairs
December 2022 Government Reorganization	2,198	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	669,350	—

Indigenous Relations and Reconciliation

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	177,919	3
Transfer to Ministry of Water, Land and Resource Stewardship
Reassignment of grant funding	(7,300)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	170,619	3

Jobs, Economic Development and Innovation (formerly Jobs, Economic Recovery and Innovation)

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	110,926	3
Transfer to Ministry of Housing
December 2022 Government Reorganization	(17)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	110,909	3

[1]	The December 2022 government reorganization transfers reflect the reallocation of resources as a result of a Constitution Act Order in Council. All other transfers or adjustments were initiated by ministries.

ESTIMATES, 23/24

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2022/23[1]

	Operating Expenses	Capital Expenditures
	($000)	($000)
Municipal Affairs

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	259,814	2,354
Transfer from Ministry of Water, Land and Resource Stewardship
Reassignment of staff and funding	181	—
Transfer to Ministry of Housing
December 2022 Government Reorganization	(2,198)	—
Transfer to Ministry of Post-Secondary Education and Future Skills
December 2022 Government Reorganization	(1,380)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	256,417	2,354

Post-Secondary Education and Future Skills (formerly Advanced Education and Skills Training)

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	2,612,688	504
Transfer from Ministry of Attorney General
December 2022 Government Reorganization	572	—
Transfer from Ministry of Children and Family Development
Reassignment of grant funding	1,400	—
Transfer from Ministry of Municipal Affairs
December 2022 Government Reorganization	1,380	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	2,616,040	504

Public Safety and Solicitor General

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	1,393,726	3,664
Transfer to Ministry of Attorney General
Reassignment of staff and funding	(1,945)	—
Transfer to Ministry of Emergency Management and Climate Readiness
December 2022 Government Reorganization	(479,095)	(495)
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	912,686	3,169

Social Development and Poverty Reduction

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	4,456,033	1,822
Transfer to Ministry of Health
Reassignment of grant funding	(4,551)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	4,451,482	1,822

Tourism, Arts, Culture and Sport

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	173,385	3
Transfer from Ministry of Forests
Reassignment of funding	14	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	173,399	3

[1]	The December 2022 government reorganization transfers reflect the reallocation of resources as a result of a Constitution Act Order in Council. All other transfers or adjustments were initiated by ministries.

ESTIMATES, 23/24

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2022/23[1]

	Operating Expenses	Capital Expenditures
	($000)	($000)
Water, Land and Resource Stewardship (formerly Land, Water and Resource Stewardship)

Total Operating Expenses and Capital Expenditures — 2022/23 Estimates	92,008	245
Transfer from Ministry of Forests
Reassignment of staff and funding	7,756	—
Transfer from Ministry of Indigenous Relations and Reconciliation
Reassignment of grant funding	7,300	—
Transfer to Ministry of Environment and Climate Change Strategy
Reassignment of staff and funding	(3,136)	—
Transfer to Ministry of Municipal Affairs
Reassignment of staff and funding	(181)	—
Total Operating Expenses and Capital Expenditures — 2022/23 Restated	103,747	245

All Special Offices, Ministries and Other Appropriations

Total General Fund Operating Expenses and Capital Expenditures — 2022/23 Estimates	62,565,000	754,674
Total Transfers from Special Offices, Ministries and Other Appropriations	1,177,368	495
Total Transfers to Special Offices, Ministries and Other Appropriations	(1,177,368)	(495)
Total General Fund Operating Expenses and Capital Expenditures — 2022/23 Restated	62,565,000	754,674

[1]	The December 2022 government reorganization transfers reflect the reallocation of resources as a result of a Constitution Act Order in Council. All other transfers or adjustments were initiated by ministries.

ESTIMATES, 23/24

GENERAL FUND SPECIAL ACCOUNTS SUMMARY	Schedule B

(for the Fiscal Year Ending March 31, 2024)

($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2023	Revenue	Expense	Fund[2]	(Disbursements)	Expense	Adjustment[3]	March 31, 2024
Special Accounts[1]
BC Arts and Culture Endowment special account	9,657	4,830	(4,230)	—	—	—	—	10,257
BC Timber Sales Account	795,757	274,430	(236,929)	(200,000)	(89,131)	(41,107)	100,584	603,604
British Columbia Training and Education Savings Program	447,528	19,054	(30,001)	—	—	—	—	436,581
Civil Forfeiture Account	6,009	—	(409)	—	—	—	—	5,600
Corrections Work Program Account	2,068	1,350	(1,281)	—	—	—	60	2,197
Criminal Asset Management Fund	2,426	—	—	—	—	—	—	2,426
Crown Land special account	50,000	103,156	(500)	(102,656)	—	—	—	50,000
First Citizens Fund	756	1,716	(1,716)	—	—	—	—	756
First Nations Clean Energy Business Fund special account	13,233	8,044	(8,044)	—	—	—	—	13,233
Forest Stand Management Fund	13,826	—	—	—	—	—	—	13,826
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	94,484	12,884	(12,884)	—	—	—	—	94,484
Housing Priority Initiatives special account	408,981	1,042,010	(1,042,010)	—	—	—	—	408,981
Innovative Clean Energy Fund special account	8,699	7,000	(10,128)	—	—	—	—	5,571
Insurance and Risk Management Account	684,384	23,273	(5,858)	—	—	—	50	701,849
Long Term Disability Fund special account	827,679	95,751	(76,135)	—	—	—	—	847,295
Northern Development Fund	798	500	(500)	—	—	—	—	798
Park Enhancement Fund special account	16,941	12,900	(12,920)	—	—	(400)	—	16,521
Physical Fitness and Amateur Sports Fund	1,535	1,200	(1,200)	—	—	—	—	1,535
Production Insurance Account	67,874	31,200	(23,200)	—	—	—	—	75,874
Provincial Home Acquisition Wind Up special account	15,463	4	(10)	—	—	—	—	15,457
Public Guardian and Trustee Operating Account	25,101	11,530	(11,530)	—	—	(363)	689	25,427
Sustainable Environment Fund	4,180	27,190	(26,135)	—	—	—	—	5,235
Teachers Act Special Account	1,354	7,650	(8,817)	—	—	—	—	187
University Endowment Lands Administration Account	22,708	13,565	(13,565)	—	—	(833)	327	22,202
Victim Surcharge Special Account	27,775	12,000	(13,504)	—	—	—	—	26,271
	3,549,216	1,858,487	(1,688,756)	(302,656)	(89,131)	(42,703)	101,710	3,386,167
Transfers from Voted Appropriations to Special Accounts[4]
Long Term Disability Fund special account	—	(47,398)	47,398	—	—	—	—	—
Production Insurance Account	—	(10,000)	10,000	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(11,530)	11,530	—	—	—	—	—
	—	(68,928)	68,928	—	—	—	—	—

Total Special Accounts (net of transfers)	3,549,216	1,789,559	(1,619,828)	(302,656)	(89,131)	(42,703)	101,710	3,386,167

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	Transfers from (to) the General Fund consist of changes in statutory spending authority.
[3]	Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.
[4]	Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements.

ESTIMATES, 23/24

FINANCING TRANSACTIONS	Schedule C

CAPITAL EXPENDITURES

(for the Fiscal Year ending March 31, 2024)

($000)

The allocation of the total voted appropriations among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted appropriations among special offices, ministries, and other appropriations. No reallocation may result in the total voted appropriations set out in this Schedule being exceeded.

					Net Cash
	Capital				Requirement
	Expenditures	P3 Liabilities	Disbursements	Receipts	(Source)
SUMMARY
Voted Appropriations	658,015	—	658,015	—	658,015
Special Accounts [1]	42,703	—	42,703	—	42,703
Service Delivery Agencies	11,112,075	—	11,112,075	(1,379,733)	9,732,342
Total	11,812,793	—	11,812,793	(1,379,733)	10,433,060

Legislative Assembly	9,326	—	9,326	—	9,326
Officers of the Legislature	3,028	—	3,028	—	3,028
Office of the Premier	3	—	3	—	3
Ministry of Agriculture and Food	875	—	875	—	875
Ministry of Attorney General	6,911	—	6,911	—	6,911
Ministry of Children and Family Development	2,395	—	2,395	—	2,395
Ministry of Citizens’ Services	425,022	—	425,022	—	425,022
Ministry of Education and Child Care	3	—	3	—	3
Ministry of Emergency Management and Climate Readiness	524	—	524	—	524
Ministry of Energy, Mines and Low Carbon Innovation	546	—	546	—	546
Ministry of Environment and Climate Change Strategy	47,375	—	47,375	—	47,375
Ministry of Finance	282	—	282	—	282
Ministry of Forests	92,856	—	92,856	—	92,856
Ministry of Health	509	—	509	—	509
Ministry of Housing	3	—	3	—	3
Ministry of Indigenous Relations and Reconciliation	3	—	3	—	3
Ministry of Jobs, Economic Development and Innovation	3	—	3	—	3
Ministry of Labour	3	—	3	—	3
Ministry of Mental Health and Addictions	3	—	3	—	3
Ministry of Municipal Affairs	835	—	835	—	835
Ministry of Post-Secondary Education and Future Skills	504	—	504	—	504
Ministry of Public Safety and Solicitor General	2,588	—	2,588	—	2,588
Ministry of Social Development and Poverty Reduction	1,854	—	1,854	—	1,854
Ministry of Tourism, Arts, Culture and Sport	3	—	3	—	3
Ministry of Transportation and Infrastructure	5,261	—	5,261	—	5,261
Ministry of Water, Land and Resource Stewardship	3	—	3	—	3
Project Reserves [2]	100,000	—	100,000	—	100,000
General Fund Total [3]	700,718	—	700,718	—	700,718

Health Facilities	3,242,839	-	3,242,839	(420,659)	2,822,180
Schools	1,019,439	-	1,019,439	(27,371)	992,068
Post-secondary Institutions	1,715,972	-	1,715,972	(303,748)	1,412,224
Transportation	4,178,933	-	4,178,933	(627,955)	3,550,978
Social Housing	807,579	-	807,579	-	807,579
Other	147,313	-	147,313	-	147,313
Service Delivery Agencies Total [4]	11,112,075	-	11,112,075	(1,379,733)	9,732,342
Total	11,812,793	—	11,812,793	(1,379,733)	10,433,060

[1]	The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2023/24 Estimates.
[2]	Administered by the Minister of Finance.

[3]	The allocation of the total voted appropriations among categories of capital expenditures is available in the Supplement to the Estimates.
[4]	Capital expenditures of service delivery agencies are disclosed for information purposes only.

ESTIMATES, 23/24

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [1]
(for the Fiscal Year Ending March 31, 2024)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

	Receipts	Disbursements	Net Cash Requirement (Source)
SUMMARY
Voted Appropriations	(255,231)	693,549	438,318
Special Accounts	—	89,131	89,131
Service Delivery Agencies	—	849,000	849,000
Total	(255,231)	1,631,680	1,376,449

Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Citizens’ Services
Strategic Real Estate Services — Development and sale of surplus properties/buildings	(700)	2,300	1,600
Ministry of Environment and Climate Change Strategy
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	10,000	10,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(16,000)	7,000	(9,000)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(120,000)	300,000	180,000
Local Government Act — Repayments of outstanding loans and payments of new loans to Improvement Districts by the Province to purchase capital assets	(2,000)	2,000	—
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(1,500)	—	(1,500)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(115,000)	325,467	210,467
Ministry of Forests
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	89,131	89,131
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Ministry of Indigenous Relations and Reconciliation
Land Transfers — Acquisition of land and other assets for future final agreements	—	39,800	39,800
Ministry of Tourism, Arts, Culture and Sport
Tourism Development — Development of land for sale in future years	—	600	600
General Fund Total	(255,231)	782,680	527,449
Service Delivery Agencies [2]	—	849,000	849,000
Total	(255,231)	1,631,680	1,376,449

[1]	Further information on these financing transactions is included in the relevant ministry section of the Estimates.
[2]	The total net cash requirement (source) for service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 23/24

FINANCING TRANSACTIONS	Schedule E

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES 1

(for the Fiscal Year Ending March 31, 2024)

($000)

The estimated total voted disbursements among special offices, ministries, and other appropriations for revenue collected for, and transferred to, other entities are shown in the schedule below. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

	Receipts	Disbursements	Net Cash Requirements (Source)
Ministry of Energy, Mines and Low Carbon Innovation

British Columbia Energy Regulator	(45,000)	45,000	─

Ministry of Finance

BC Transit	(18,000)	18,000	─

BC Transportation Financing Authority	(481,000)	481,000	─

Cowichan Tribes	(4,100)	4,100	─

Municipalities or Eligible Entities	(109,000)	109,000	─

Rural Areas	(440,000)	440,000	─

South Coast British Columbia Transportation Authority	(419,000)	419,000	─

Ministry of Forests

Habitat Conservation Trust	(6,500)	6,500	─

Ministry of Indigenous Relations and Reconciliation

British Columbia First Nations Gaming Revenue Sharing Limited Partnership	(110,000)	110,000	─

General Fund Total	(1,632,600)	1,632,600	─

[1]	Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 23/24

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F

(for the Fiscal Year Ending March 31, 2024)

($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 10 per cent of their salary held back, and restoration of a minister’s holdback is contingent on that minister achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year.

In the table below, the "Minister Responsible" column lists the ministers with BBMAA section 5(1) assigned responsibilities. The "Voted Appropriations in the 2023/24 Estimates" column shows the voted appropriations for which those ministers are responsible. The "Voted Appropriation Operating Expenses (net)" and "2023/24 Estimated Amount" columns show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2023/24 Estimates.

Minister Responsible	Voted Appropriations in 2023/24 Estimates	Voted Appropriation Operating Expenses (net)	2023/24 Estimated Amount
Premier	Office of the Premier	16,045	16,045

Minister of Agriculture and Food	Ministry of Agriculture and Food	98,561	98,561

Attorney General	Ministry of Attorney General	773,322
	Electoral Boundaries Commission	147	773,469

Minister of Children and Family Development	Ministry of Children and Family Development	1,912,095	1,912,095

Minister of Citizens’ Services	Ministry of Citizens’ Services	682,770	682,770

Minister of Education and Child Care[1]	Ministry of Education and Child Care	8,835,152
	Capital Funding	864,898	9,700,050

Minister of Emergency Management and Climate Readiness	Ministry of Emergency Management and Climate Readiness	100,783	100,783

Minister of Energy, Mines and Low Carbon Innovation	Ministry of Energy, Mines and Low Carbon Innovation	118,408	118,408

Minister of Environment and Climate Change Strategy	Ministry of Environment and Climate Change Strategy	216,074	216,074

Minister of Finance[1]	Ministry of Finance	431,596
	Management of Public Funds and Debt	1,308,553
	Contingencies (All Ministries) and New Programs	5,500,000
	Capital Funding	100,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	3,159,000	10,499,151

[1]	The Ministers of Education and Child Care; Finance; Health; Housing; Post-Secondary Education and Future Skills; and Tourism, Arts, Culture and Sport each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 49.

ESTIMATES, 23/24

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F
(for the Fiscal Year Ending March 31, 2024)
($000)

Minister Responsible	Voted Appropriations in 2023/24 Estimates	Voted Appropriation Operating Expenses (net)	2023/24 Estimated Amount
Minister of Forests	Ministry of Forests	687,688
	Forest Practices Board	3,986	691,674

Minister of Health[1]	Ministry of Health	28,526,258
	Capital Funding	2,104,236	30,630,494

Minister of Housing[1]	Ministry of Housing	884,436
	Capital Funding	563,460	1,447,896

Minister of Indigenous Relations and Reconciliation	Ministry of Indigenous Relations and Reconciliation	178,502	178,502

Minister of Jobs, Economic Development and Innovation	Ministry of Jobs, Economic Development and Innovation	112,841	112,841

Minister of Labour	Ministry of Labour	21,489	21,489

Minister of Mental Health and Addictions	Ministry of Mental Health and Addictions	26,715	26,715

Minister of Municipal Affairs	Ministry of Municipal Affairs	255,711	255,711

Minister of Post-Secondary Education and Future Skills[1]	Ministry of Post-Secondary Education and Future Skills	2,769,979
	Capital Funding	818,635	3,588,614

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	1,013,019	1,013,019

Minister of Social Development and Poverty Reduction	Ministry of Social Development and Poverty Reduction	4,745,331	4,745,331

Minister of Tourism, Arts, Culture and Sport[1]	Ministry of Tourism, Arts, Culture and Sport	176,229
	Capital Funding	88,758	264,987

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	1,020,919	1,020,919

Minister of Water, Land and Resource Stewardship	Ministry of Water, Land and Resource Stewardship	124,009	124,009

	Total Estimated Amount		68,239,607

	Not Applicable
	Legislative Assembly	100,341
	Officers of the Legislature	109,224
	Total Voted Appropriations	68,449,172

[1]	The Ministers of Education and Child Care; Finance; Health; Housing; Post-Secondary Education and Future Skills; and Tourism, Arts, Culture and Sport each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 49.

ESTIMATES, 23/24

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]	Schedule G
GENERAL FUND
($000)

Estimates [2]	Updated Forecast [2]		Estimates
2022/23	2022/23		2023/24
		Revenue Summary [3]
39,274,000	49,905,000	Taxation revenue	44,498,000
3,119,000	5,701,000	Natural resource revenue	4,280,000
1,540,868	1,676,936	Other revenue	1,628,924
8,685,000	9,752,000	Contributions from the Federal government	10,412,000
2,383,000	2,523,000	Contributions from the self-supported Crown corporations	2,397,000
55,001,868	69,557,936	Total General Fund Revenue	63,215,924

		Expense Summary [4]
91,983	91,983	Legislative Assembly	100,341
87,077	98,077	Officers of the Legislature	109,224
14,692	14,692	Office of the Premier	16,045
107,021	107,021	Ministry of Agriculture and Food	111,761
708,186	708,186	Ministry of Attorney General	773,322
1,740,645	1,740,645	Ministry of Children and Family Development	1,912,095
656,727	656,727	Ministry of Citizens’ Services	682,770
8,217,449	8,217,449	Ministry of Education and Child Care	8,873,970
479,095	479,095	Ministry of Emergency Management and Climate Readiness	100,783
111,959	151,559	Ministry of Energy, Mines and Low Carbon Innovation	128,536
371,535	382,895	Ministry of Environment and Climate Change Strategy	255,129
1,221,330	2,306,127	Ministry of Finance	1,578,211
824,293	1,047,808	Ministry of Forests	925,117
25,460,293	25,460,293	Ministry of Health	28,673,508
669,350	669,350	Ministry of Housing	897,320
170,619	170,619	Ministry of Indigenous Relations and Reconciliation	188,262
110,909	110,909	Ministry of Jobs, Economic Development and Innovation	113,341
17,423	17,423	Ministry of Labour	21,489
24,602	24,602	Ministry of Mental Health and Addictions	26,715
256,417	256,417	Ministry of Municipal Affairs	269,276
2,616,040	2,616,040	Ministry of Post-Secondary Education and Future Skills	2,769,979
912,686	912,686	Ministry of Public Safety and Solicitor General	1,028,213
4,451,482	4,451,482	Ministry of Social Development and Poverty Reduction	4,745,331
173,399	173,399	Ministry of Tourism, Arts, Culture and Sport	181,659
955,980	955,980	Ministry of Transportation and Infrastructure	1,020,919
103,747	103,747	Ministry of Water, Land and Resource Stewardship	124,009
1,378,388	1,267,965	Management of Public Funds and Debt	1,308,553
10,631,673	12,144,824	Other Appropriations	13,203,122
—	2,715,000	Supplementary Estimates	—
62,565,000	68,053,000	Total Appropriations	70,139,000
(17,000)	(25,000)	Elimination of transactions between appropriations [5]	(32,000)
—	(21,000)	Reversal of prior year over accruals	—
62,548,000	68,007,000	Total General Fund Expense	70,107,000
(7,546,132)	1,550,936	General Fund Operating Result	(6,891,076)

[1]	Figures other than appropriations have been rounded to the nearest million.

[2]	The 2022/23 Estimates and Updated Forecast amounts have been restated to be consistent with the 2023/24 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

[3]	Excludes revenue collected for, and transferred to, other entities (see Schedule E).

[4]	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the General Fund.

[5]	Reflects payments made under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

  ESTIMATES, 23/24

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT	Schedule G

BC PROSPERITY FUND

($000)

Estimates	Updated Forecast		Estimates
2022/23	2022/23		2023/24
Revenue Summary
4,132	18,064	Investment earnings	21,076
—	—	Transfers from the General Fund	—
4,132	18,064	Total BC Prosperity Fund Revenue	21,076

Expense Summary
—	—	Eliminating taxpayer-supported debt	—
—	—	Reducing cost burdens on families	—
—	—	Investing in health care, education and transportation	—
—	—	Other priorities	—
—	—	Transfers to the General Fund	—
—	—	Total BC Prosperity Fund Expense	—
4,132	18,064	BC Prosperity Fund Operating Result	21,076

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT 1

CONSOLIDATED REVENUE FUND SUMMARY

($000)

Estimates [2]	Updated Forecast [2]		Estimates
2022/23	2022/23		2023/24
		Revenue Summary [3]
55,001,868	69,557,936	General Fund revenue	63,215,924
4,132	18,064	BC Prosperity Fund revenue	21,076
—	—	Elimination of inter-fund transfers	—
55,006,000	69,576,000	Total Consolidated Revenue Fund Revenue	63,237,000

		Expense Summary [4]
62,548,000	68,007,000	General Fund expense	70,107,000
—	—	BC Prosperity Fund expense	—
—	—	Elimination of inter-fund transfers	—
62,548,000	68,007,000	Total Consolidated Revenue Fund Expense	70,107,000
(7,542,000)	1,569,000	Consolidated Revenue Fund Operating Result	(6,870,000)

[1]	Figures other than appropriations have been rounded to the nearest million.

[2]	The 2022/23 Estimates and Updated Forecast amounts have been restated to be consistent with the 2023/24 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

[3]	Excludes revenue collected for, and transferred to, other entities (see Schedule E).

[4]	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

ESTIMATES, 23/24

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H
($000)

Estimates 2022/23	Updated Forecast 2022/23		Estimates 2023/24
		School Districts
7,841,700	8,111,800	Revenue	8,479,400
(7,733,400)	(7,980,400)	Expense	(8,356,400)
108,300	131,400		123,000
		Universities
6,243,800	6,273,200	Revenue	6,481,800
(6,153,800)	(6,076,100)	Expense	(6,368,500)
90,000	197,100		113,300
		Colleges and Institutes
1,534,000	1,547,500	Revenue	1,582,800
(1,528,200)	(1,571,500)	Expense	(1,574,300)
5,800	(24,000)		8,500
		Health Authorities and Hospital Societies
19,644,000	22,077,000	Revenue	22,645,000
(19,644,000)	(22,077,000)	Expense	(22,645,000)
—	—		—
		Community Living British Columbia
1,360,900	1,386,500	Revenue	1,445,700
(1,360,900)	(1,386,500)	Expense	(1,445,700)
—	—		—
		British Columbia Housing Management Commission
2,247,000	2,120,600	Revenue	2,824,300
(2,247,000)	(2,120,600)	Expense	(2,824,300)
—	—		—
		British Columbia Pavilion Corporation
98,400	125,100	Revenue	129,600
(126,000)	(137,100)	Expense	(146,900)
(27,600)	(12,000)		(17,300)
		British Columbia Transit
411,800	409,700	Revenue	421,900
(411,800)	(406,800)	Expense	(421,900)
—	2,900		—
		BC Transportation Financing Authority
701,300	696,000	Revenue	730,700
(1,632,600)	(1,629,900)	Expense	(1,937,000)
(931,300)	(933,900)		(1,206,300)
		Provincial Rental Housing Corporation
135,300	134,900	Revenue	130,200
(132,400)	(129,400)	Expense	(170,200)
2,900	5,500		(40,000)

[1]	Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 23/24

ESTIMATED TAXPAYER-SUPPORTED STAFF UTILIZATION [1]	Schedule I
(for the Fiscal Year Ending March 31, 2024)
(FTEs)

Estimates 2022/23	Updated Forecast 2022/23		Estimates 2023/24
34,400	33,800	Ministries and special offices (General Fund)	34,400
8,108	7,909	Service delivery agencies	8,693
42,508	41,709	Total taxpayer-supported staff utilization	43,093

[1]	Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 23/24

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Operating expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is composed of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the Government of British Columbia’s budget website at https://www.bcbudget.gov.bc.ca/. The group account classification system is described below in more detail.

Salaries and Benefits

•	Base Salaries – includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•	Supplementary Salary Costs – includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.

•	Employee Benefits – includes the cost of employer contributions to employee benefit plans, pensions, and other expenses related to employee salaries. Other benefits paid by the employer, such as relocation and transfer expenses, are also included.

•	Legislative Salaries and Indemnities – includes the cost of the annual Members of the Legislative Assembly (MLA) indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the officers of the Legislature are also included.

Operating Costs

•	Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•	Public Servant Travel – includes travel expenses of direct government employees and officials on government business, including prescribed allowances.

•	Centralized Management Support Services – includes central agency charges to ministries for services, such as legal services.

•	Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•	Information Systems – Operating – includes all contract fees and costs related to data, voice, image, and text processing operations and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•	Office and Business Expenses – includes supplies and services required for the operation of offices.

•	Informational Advertising and Publications – includes costs associated with non-statutory advertising and general publications.

•	Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.

•	Utilities, Materials and Supplies – includes the cost of services, such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•	Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•	Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•	Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•	Building Occupancy Charges – includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 23/24

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•	Transfers – Grants – includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•	Transfers – Entitlements – includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulation.

•	Transfers – Shared Cost Arrangements – includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•	Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.

•	Interest on the Public Debt – includes only interest payments on the direct provincial debt borrowed for government purposes.

•	Other Expenses – includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•	Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.

•	Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•	Recoveries Within the Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue-related accounts.

•	Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for capital expenditures by each special office, ministry, and other appropriation on the basis of the category of the assets acquired. The categorization of assets is described below.

•	Land – includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•	Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.

•	Buildings – includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•	Specialized Equipment – includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•	Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.

•	Vehicles – includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•	Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•	Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.

•	Roads – includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.

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